CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Debt Securities	$2,000,000,000	(1)	$1,998,625,000	$231,640.64

(1)	The 2.200% Notes have a maximum offering price of 99.890%. The Floating Rate Notes have a maximum offering price of 100.000%.
(2)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

Filed pursuant to Rule 424(b)(2)
Registration Statement No. 333-215864

Prospectus Supplement (To prospectus dated February 2, 2017)

$2,000,000,000

E. I. du Pont de Nemours and Company

$1,250,000,000 2.200% Notes due 2020

$750,000,000 Floating Rate Notes due 2020

We will pay interest on the 2.200% Notes due 2020 (the “Fixed Rate Notes”) on May 1 and November 1 of each year, commencing on November 1, 2017. We will pay interest on the Floating Rate Notes due 2020 (the “Floating Rate Notes”) on February 1, May 1, August 1 and November 1 of each year, commencing on August 1, 2017. We refer to the Fixed Rate Notes and the Floating Rate Notes together as the “Notes.” We may redeem the Fixed Rate Notes at our option prior to maturity, in whole or in part, as described in this prospectus supplement under “Description of Notes—Optional Redemption.” In addition, we have entered into a merger agreement with The Dow Chemical Company as a result of which all of our and Dow’s common stock will become held by a new holding company, DowDuPont Inc., in the Mergers (as defined below). Following the Mergers, we expect to pursue the separation of the combined company’s agricultural business, specialty products business and material science business into three independently-traded public companies. Upon public announcement of the record date for the separation of either the agricultural business or the specialty products business or the entry into an agreement to sell all or substantially all of the assets of either business to a third party, we will be required to issue a notice of redemption of all of the Notes at a redemption price equal to 100% of the aggregate principal amount of the Notes plus accrued and unpaid interest, if any, to but not including the date of redemption. See “About DuPont—Recent Developments—DuPont Dow Merger of Equals” and “Description of Notes—Special Mandatory Redemption.” If we experience a Change of Control Triggering Event (as defined herein), we may be required to offer to purchase the Notes from holders. See “Description of Notes—Change of Control.”

	Public Offering Price(1)	Underwriting Discount	Proceeds before Expenses
Per Fixed Rate Note	99.890%	0.250%	99.640%
Total	$1,248,625,000	$3,125,000	$1,245,500,000
Per Floating Rate Note	100.000%	0.250%	99.750%
Total	$750,000,000	$1,875,000	$748,125,000
Combined Total for Fixed Rate Notes and Floating Rate Notes	$1,998,625,000	$5,000,000	$1,993,625,000

(1)	Plus accrued interest, if any, from May 2, 2017.

Investing in our Securities involves risks. Before buying our Securities, you should refer to the risk factors included in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are incorporated by reference herein, our other periodic reports and other information that we file with the Securities and Exchange Commission (the “SEC”) from time to time. See “Risk Factors” on page S-7 of this prospectus supplement and on page 6 of the accompanying prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes will be ready for delivery in book-entry form only through The Depository Trust Company on or about May 2, 2017.

Joint Bookrunners

Credit Suisse	Goldman, Sachs & Co.	J.P. Morgan
Barclays	BofA Merrill Lynch	Citigroup
Deutsche Bank Securities	Mizuho Securities	MUFG
SMBC Nikko

Co-managers

BNP PARIBAS	HSBC	ING
Loop Capital Markets	Rabo Securities	Santander
Scotiabank	SOCIETE GENERALE	Standard Chartered Bank
TD Securities	The Williams Capital Group, L.P.	US Bancorp
Wells Fargo Securities

The date of this prospectus supplement is April 27, 2017.

PROSPECTUS SUPPLEMENT

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus. We are offering to sell Notes only in jurisdictions in which offers and sales of the Notes are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of the Notes. In this prospectus supplement and the accompanying prospectus, the “Company,” “DuPont,” “we,” “us” and “our” refer to E. I. du Pont de Nemours and Company.

If we use a capitalized term in this prospectus supplement and do not define the term, it is defined in the accompanying prospectus.

The Notes are offered globally for sale only in those jurisdictions in the United States, Canada, Europe, Asia and in other jurisdictions where it is lawful to make such offers. See “Underwriting.”

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting.”

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FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated herein by reference contain “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions and variations or negatives of these words.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the Mergers (as defined below) and the FMC Transactions (as defined below) and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the Mergers or to make or take any filing or other action required to consummate the Mergers in a timely manner or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond our control. Some of the important factors that could cause our actual results to differ materially from those projected in any such forward-looking statements are (i) fluctuations in energy and raw material prices, (ii) our failure to develop and market new products and optimally manage product life cycles, (iii) our ability to respond to market acceptance, rules, regulations and policies affecting products based on biotechnology and, in general, products for the agriculture industry, (iv) the outcome of significant litigation and environmental matters, including the realization of associated indemnification assets, if any, (v) our failure to appropriately manage process safety and product stewardship issues, (vi) changes in laws and regulations or political conditions, (vii) global economic and capital markets conditions, such as inflation, interest and currency exchange rates, (viii) business or supply disruptions, (ix) security threats, such as acts of sabotage, terrorism or war, natural disasters and weather events and patterns which could affect demand as well as availability of products for the agriculture industry, (x) our ability to protect and enforce our intellectual property rights, (xi) our successful integration of acquired businesses and separation of underperforming or non-strategic assets or businesses, and (xii) risks related to the Mergers.

Risks related to the Mergers, the Intended Business Separations (as defined below) and the FMC Transactions and the anticipated benefits thereof include, but are not limited to, (i) the completion of the Mergers and the FMC Transactions on anticipated terms and timing, including obtaining regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the new combined company or the Acquired H&N Business (as defined below) and other conditions to the completion of the Mergers and the FMC Transactions, (ii) the possibility that the Mergers and the FMC Transactions may not close, including because the various approvals, authorizations and declarations of non-objections from certain regulatory and governmental authorities with respect to either the Mergers or the FMC Transactions may not be obtained, on a timely basis or otherwise, including that these regulatory or governmental authorities may not approve of FMC Corporation (“FMC”) as an acceptable purchaser of the Divested Ag Business (as defined below) in connection with the FMC Transactions or may impose conditions on the granting of the various approvals, authorizations and declarations of non-objections, including requiring our, Dow’s and FMC’s respective businesses (including the Acquired H&N Business in our case, and the Divested Ag Business in the case of FMC) to divest certain assets if necessary to obtain certain regulatory approvals or otherwise limiting the ability of the combined company to integrate parts of our and Dow’s businesses and/or the Acquired H&N Business, (iii) a number of conditions which could delay, prevent or otherwise adversely affect the Intended Business Separations, including possible issues or delays in obtaining required regulatory approvals or clearances, disruptions in the financial markets or other potential barriers, (iv) our ability to integrate the Acquired H&N Business successfully and to achieve anticipated synergies, (v) potential litigation or regulatory actions relating to the Mergers or the FMC

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Transactions that could be instituted against us or our directors, (vi) the risk that disruptions from the Mergers or the FMC Transactions will harm our business, including current plans and operations, (vii) our ability to retain and hire key personnel, (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Mergers or the FMC Transactions, (ix) uncertainty as to the long-term value of the combined company’s common stock, (x) continued availability of capital and financing and rating agency actions, (xi) legislative, regulatory and economic developments, (xii) potential business uncertainty, including changes to existing business relationships, during the pendency of the Mergers or the FMC Transactions that could affect our financial performance, (xiii) certain restrictions during the pendency of the Mergers or the FMC Transactions that may impact our ability to pursue certain business opportunities or strategic transactions and (xiv) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors. These risks, as well as other risks associated with the Mergers, the Intended Business Separations and the FMC Transactions are more fully discussed in our most recently filed Form 10-K, 10-Q and 8-K reports and the joint proxy statement/prospectus included in the Registration Statement on Form S-4 filed by DowDuPont Inc. (“DowDuPont”) with the SEC in connection with the Mergers. See “Risk Factors.”

Unlisted factors may present significant additional obstacles to the realization of results expressed in forward-looking statements. Consequences of material differences in results as compared with those anticipated in forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on our consolidated financial condition, results of operations, credit rating or liquidity. We assume no obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

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ABOUT DUPONT

We were founded in 1802 and incorporated in Delaware in 1915. We have been in continuous operation for over 200 years. Our principal offices are at 974 Centre Road in Wilmington, Delaware.

We help customers find solutions to capitalize on areas of growing global demand—enabling more, safer, nutritious food; creating high-performance, cost-effective and energy efficient materials for a wide range of industries; and increasingly delivering renewably sourced bio-based materials and fuels.

Our seven businesses are aggregated into six reportable segments based on similar economic characteristics, the nature of the products and production processes, end-use markets, channels of distribution and regulatory environment. Our reportable segments are Agriculture, Electronics & Communications, Industrial Biosciences, Nutrition & Health, Performance Materials and Protection Solutions. We include certain businesses not included in our reportable segments, such as pre-commercial programs, nonaligned businesses and pharmaceuticals, in our “Other” segment.

Recent Developments

DuPont Dow Merger of Equals

On December 11, 2015, we and The Dow Chemical Company (“Dow”) announced that we had entered into an Agreement and Plan of Merger (the “Merger Agreement”) under which we and Dow will combine in an all-stock merger of equals, and as a result of which all of our and Dow’s common stock will become held by a new holding company, subject to satisfaction of customary closing conditions, including receipt of regulatory approvals.

Subject to the terms and conditions of the Merger Agreement, (i) Diamond Merger Sub, Inc. (“Dow Merger Sub”), a Delaware corporation that was formed on December 9, 2015, as a wholly owned subsidiary of DowDuPont, a company jointly owned by us and Dow, will be merged with and into Dow, with Dow surviving as a subsidiary of DowDuPont, and (ii) Orion Merger Sub, Inc. (“DuPont Merger Sub”), a Delaware corporation that was formed on December 9, 2015 as a wholly owned subsidiary of DowDuPont, will be merged with and into us, with us surviving as a subsidiary of DowDuPont ((i) and (ii), together, the “Mergers”). We expect to close the Mergers in August 2017, subject to satisfaction of customary closing conditions, including receipt of regulatory approvals.

The organization of Dow, DuPont and DowDuPont before and after the Mergers is illustrated below:

Prior to the Mergers

The Mergers

After the Mergers

All of our debt securities that are outstanding as of the closing of the Mergers, including the Notes, will remain our outstanding obligations, and any debt securities to be issued by us after the closing of the Mergers are expected to be our obligations. We do not expect that DowDuPont, Dow or any of our or their respective subsidiaries, whether now existing or hereinafter formed, will guarantee any of our existing or future debt obligations, including the Notes. We expect to continue to comply with our duty to file reports under Section 13(a) or Section 15(d) of the Exchange Act, as applicable and to the extent required.

Intended Business Realignment

We expect that, following the consummation of the Mergers and subject to the approval of DowDuPont’s Board of Directors, DowDuPont will organize and operate the combined company’s agricultural business, specialty products business and material science business (the “AgCo Business,” “Specialty Business” and “Materials Business,” respectively) as distinct businesses of DowDuPont.

We expect that the AgCo Business will consist of the businesses that comprise our agriculture business and the businesses that comprise Dow’s agricultural sciences business. We expect that the AgCo Business, when separated, will have credit metrics and a credit profile generally consistent with our credit metrics and credit profile as of December 11, 2015. We expect the headquarters of the AgCo Business to be in Wilmington, Delaware.

We expect that the Specialty Business will consist of the businesses that comprise our electronics and communications, nutrition and health, industrial biosciences (including, without limitation, our cellulosic biofuel facility in Nevada, Iowa) and safety and protection business and the businesses that comprise the electronic materials portion of Dow’s consumer solutions business and the electronics portion of the silicones business of the Dow Corning Corporation. We expect that the Specialty Business, when separated, will have an investment grade credit rating. We expect the headquarters of the Specialty Business to be in Wilmington, Delaware.

We expect that the Materials Business will consist of the businesses that comprise our performance materials businesses and the businesses that comprise Dow’s performance plastics, performance materials and chemicals, infrastructure solutions business, the Consumer Care and Dow Automotive Systems portions of Dow’s consumer solutions business and the businesses of the Dow Corning Corporation (other than the electronics portion of its silicones business). We expect that the Materials Business, when separated, will have credit metrics and a credit profile generally consistent with those of Dow as of December 11, 2015. We expect the headquarters of the Materials Business to be in Midland, Michigan.

We expect that an allocation of liabilities to each of the AgCo Business, Specialty Business and Materials Business will be made consistent with the credit metrics and credit profiles above and that liabilities for discontinued and divested businesses and operations of Dow will be allocated to the Materials Business while liabilities for our discontinued and divested businesses and operations will be allocated to the AgCo Business and Specialty Business, all in accordance with the bylaws to be adopted by DowDuPont prior to the effective time of the Mergers, which remain subject to change, but which will be in substantially the form attached as Annex G to the Registration Statement on Form S-4 filed with the SEC by DowDuPont in connection with the Mergers.

None of our existing six reportable segments will be representative of the AgCo Business, Specialty Business or Materials Business.

This alignment of the businesses under the AgCo Business, Specialty Business or Materials Business (the “Intended Business Realignment”), which is subject to the approval of DowDuPont’s Board of Directors, is expected to require that assets and liabilities related to each of the AgCo Business, Specialty Business and Materials Business be consolidated under a subsidiary of DowDuPont dedicated to that particular business. Following and as a result of the Intended Business Realignment, we expect that we will operate the AgCo Business and that Dow will operate the Materials Business, and that our management will manage and either one of our subsidiaries or, alternatively, a new sister subsidiary of DowDuPont will operate the Specialty Business. Accordingly, we expect to receive from other DowDuPont subsidiaries certain assets and liabilities related to the AgCo Business and we expect to transfer to other DowDuPont subsidiaries certain of our assets and liabilities related to the Materials Business, and we may acquire from other DowDuPont subsidiaries certain assets and liabilities related to the Specialty Business or we may transfer to other DowDuPont subsidiaries certain assets and liabilities related to the Specialty Business. The indenture governing the Notes will not restrict transfers of assets and liabilities in connection with the Intended Business Realignment, and neither the Mergers nor such transfers will constitute a Change of Control (as defined under “Description of Notes—Change of Control”) or the transfer of all or substantially all of our and our subsidiaries’ properties or assets taken as a whole for purposes of the merger covenant in the indenture governing the Notes. See “Description of Notes—Change of Control” and “Description of Notes—Consolidation or Merger.”

Intended Business Separations

We further expect that, following the consummation of the Mergers and subject to the approval of DowDuPont’s Board of Directors and any required regulatory approvals, DowDuPont will separate the AgCo Business, Specialty Business and Materials Business through a series of tax-efficient transactions (collectively, the “Intended Business Separations”), resulting in three “pure play” independently-traded public companies (“AgCo,” “SpecialtyCo” and “MaterialCo,” respectively). We currently expect that the first Intended Business Separation shall be the Intended Business Separation of the Materials Business, assuming such sequencing would allow for the completion of the further Intended Business Separation of the AgCo Business or the Intended Business Separation of the Specialty Business within approximately 18 months after the consummation of the Mergers and would not adversely impact the value of the Intended Business Separations of DowDuPont’s shareholders.

The consummation of the Mergers is not conditioned on the determination to proceed with the Intended Business Separations, and any determination to proceed with any or all of the Intended Business Separations will only be made after consummation of the Mergers. DowDuPont’s Board of Directors may, at any time prior to the consummation of any of the Intended Business Separations, determine to abandon any or all such proposed transactions.

Special Mandatory Redemption

No later than three Business Days (as defined under “Description of Notes—General”) after the earliest of (i) the day that DowDuPont publicly announces the Business Separation Record Date (as defined under

“Description of Notes—Special Mandatory Redemption”) in connection with the Intended Business Separation of AgCo, (ii) the day that DowDuPont publicly announces that it has entered into an agreement to transfer, convey or otherwise dispose of, in one or a series of related transactions, all or substantially all of the AgCo Business to any Person or Group (each as defined under “Description of Notes—Change of Control”) other than DowDuPont or one of its direct or indirect subsidiaries (such transfer, conveyance or other disposition the “AgCo Business Sale”), (iii) the day that DowDuPont publicly announces the Business Separation Record Date in connection with the Intended Business Separation of SpecialtyCo and (iv) the day that DowDuPont publicly announces that it has entered into an agreement to transfer, convey or otherwise dispose of, in one or a series of related transactions, all or substantially all of the Specialty Business to any Person or Group other than DowDuPont or one of its direct or indirect subsidiaries (such transfer, conveyance or other disposition the “Specialty Business Sale”), we will be required to mail a notice of redemption to holders of the Notes setting forth the date of redemption of all of the Notes (the “Special Mandatory Redemption Date”), which shall be no less than five Business Days before the effective date for such Intended Business Separation or the consummation of such transfer, conveyance or other disposition. Any such notice of redemption may, in our discretion, be subject to the satisfaction of one or more conditions precedent relating to the Intended Business Separation of AgCo, the AgCo Business Sale, the Intended Business Separation of SpecialtyCo or the Specialty Business Sale.

On the Special Mandatory Redemption Date, we will be required to redeem all of the Notes at a redemption price equal to 100% of the aggregate principal amount of the Notes plus accrued and unpaid interest, if any, to but excluding the Special Mandatory Redemption Date. If funds sufficient to pay the redemption price of all Notes to be redeemed on the Special Mandatory Redemption Date are deposited with the paying agent on or before the Special Mandatory Redemption Date, the Notes will cease to bear interest on and after the Special Mandatory Redemption Date. See “Description of Notes—Special Mandatory Redemption.”

The Intended Business Separation or other transfer, conveyance or disposition of the Materials Business will not require us to redeem the Notes.

FMC Transactions

On March 31, 2017, pursuant to commitments given to the European Commission in connection with its conditional approval of the Mergers, we and FMC entered into a definitive Transaction Agreement (the “Transaction Agreement”). On the terms and subject to the conditions set forth in the Transaction Agreement, FMC will acquire a portion of our crop protection business (the “Divested Ag Business”) and we will acquire substantially all of FMC’s Health and Nutrition business (the “Acquired H&N Business”) (collectively, the “FMC Transactions”).

The Transaction Agreement provides that we and FMC are required to, and shall cause our respective subsidiaries to, take all actions necessary to obtain governmental, regulatory and third party approvals related to the FMC Transactions, subject to limited exceptions, including that we are not required to take certain specified actions to obtain regulatory approval with respect to the acquisition of the Acquired H&N Business that would reasonably be likely to result in the one-year loss of revenues to us, Dow, DowDuPont or any of our or their subsidiaries or the Acquired H&N Business in excess of $350 million in the aggregate (based on fiscal year 2016 annual revenues).

The completion of the FMC Transactions is subject to the satisfaction or waiver of certain conditions, including the closing of the Mergers prior to or substantially concurrently with the closing of the FMC Transactions, approval of FMC as the buyer of the Divested Ag Business by certain governmental entities and certain other customary closing conditions. We expect to close the FMC Transactions in the fourth quarter of 2017.

Amendment to the Merger Agreement

On March 31, 2017, we entered into an amendment to the Merger Agreement. Among other things, the amendment amended the form of bylaws for DowDuPont to reflect the intention that the first Intended Business Separation shall be the Intended Business Separation of the Materials Business, assuming such sequencing would allow for the completion of the further Intended Business Separation of the AgCo Business or the Intended Business Separation of the Specialty Business within approximately 18 months after the consummation of the Mergers and would not adversely impact the value of the Intended Business Separations to DowDuPont’s shareholders.

RISK FACTORS

Before you invest in our Notes, in addition to the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, you should carefully consider the risk factors under the heading “Risk Factors” contained in Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2016 and Part II, Item 1A in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, which are incorporated herein by reference. In addition, you should carefully consider the risk factors set forth below, which supplement such risk factors. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in other reports that we file with the SEC pursuant to the Exchange Act, which will be subsequently incorporated by reference herein, by a free writing prospectus to this prospectus supplement or by a post-effective amendment to the registration statement of which this prospectus forms a part. In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. See “Risk Factors,” “Incorporation of Certain Documents By Reference” and “Cautionary Statement Regarding Forward-Looking Statements” in the accompanying prospectus.

We may transfer valuable assets to, or assume the liabilities of, other DowDuPont subsidiaries that do not guarantee the Notes.

In the event DowDuPont’s Board of Directors determines to proceed with the Intended Business Realignment following the consummation of the Mergers, we will likely acquire from other DowDuPont subsidiaries certain assets and liabilities related to the AgCo Business and we will likely transfer to other DowDuPont subsidiaries certain of our assets and liabilities related to the Materials Business. We also may acquire from other DowDuPont subsidiaries certain assets and liabilities related to the Specialty Business, or we may transfer to other DowDuPont subsidiaries certain assets and liabilities related to the Specialty Business. The assets and liabilities we acquire from other DowDuPont subsidiaries may be significantly different from and such assets may have a lower carrying or realizable value and/or generate less revenue, cash flow or income than the assets we transfer to other DowDuPont subsidiaries.

The indenture governing the Notes will not restrict transfers of assets and liabilities in connection with the Intended Business Realignment or, subject to our obligation to redeem the Notes in certain instances in connection with the Intended Business Separation of the AgCo Business or the Intended Business Separation of the Specialty Business, the Intended Business Separations, and none of the Mergers, such transfers or the Intended Business Separations will constitute a Change of Control or the transfer of all or substantially all of our and our subsidiaries’ properties or assets taken as a whole for purposes of the merger covenant in the indenture governing the Notes. See “Description of Notes—Change of Control” and “Description of Notes—Consolidation or Merger.” The change of control and merger covenant provisions of our other debt securities do not contain these exclusions. In addition, the Intended Business Separation or other transfer, conveyance or disposition of the Materials Business will not require us to redeem the Notes and the Intended Business Realignment (including any movements of assets and liabilities related to the Specialty Business to a sister subsidiary of us and Dow) will not require us to redeem the Notes. The Notes will remain our obligations following the Mergers, the Intended Business Realignment and the Intended Business Separation of the Materials Business, and payments in respect of the Notes will be made only from our assets, which may have a lower carrying or realizable value following the Intended Business Realignment. In addition, as a result of the Intended Business Realignment, the trading prices of the Notes may not reflect the financial results of our business. We do not expect that DowDuPont, Dow or any of our or their respective subsidiaries, whether now existing or hereinafter formed, will guarantee the Notes.

We, Dow and DowDuPont may sell or otherwise dispose of valuable assets or businesses.

Prior to the consummation of the Mergers, we may be required to divest certain of our assets or businesses to third parties. Dow may also be required to divest certain assets or businesses that we would have otherwise acquired as a result of the Intended Business Realignment. Additionally, following the consummation of the Mergers, DowDuPont may decide to sell or otherwise dispose of certain of its assets or businesses (including our assets or businesses), even where not required by regulatory or governmental authorities. Payments in respect of the Notes will be made only from our assets, which may change as a result of any such divestments, sales and dispositions.

In the event of a special mandatory redemption, holders of the Notes may not obtain their expected return on the Notes.

We expect that, following the consummation of the Mergers and the Intended Business Realignment, DowDuPont will consummate the Intended Business Separations of the AgCo Business, Specialty Business and Materials Business. Prior to the consummation of the earliest of the Intended Business Separation of the AgCo Business, the Intended Business Separation of the Specialty Business, the AgCo Business Sale and the Specialty Business Sale, we will be required to redeem all of the Notes at a redemption price equal to 100% of the aggregate principal amount of the Notes plus accrued and unpaid interest, if any, to but excluding the date of redemption. See “Description of Notes—Special Mandatory Redemption.”

There are many determinations with respect to the Intended Business Realignment and the Intended Business Separations that, by their nature, cannot be determined until the completion of the Mergers, including definitive determinations with regard to the capital structure of the various businesses and allocation of liabilities among them. As such, there are many factors that could, prior to the determination by DowDuPont’s Board of Directors to proceed with the Intended Business Separations, impact the structure or timing of, or the determination to ultimately proceed with, the Intended Business Separations, including, among others, global economic conditions, instability in credit markets, declining consumer and business confidence, fluctuating commodity prices and interest rates, volatile exchange rates, tax considerations, and other challenges that could affect the global economy, specific market conditions in one or more of the industries of the businesses proposed to be separated, and changes in the regulatory or legal environment. Additionally, the consummation of such transactions is a complex, costly and time consuming process, and DowDuPont’s Board of Directors may, at any time prior to the consummation of any of the Intended Business Separations, determine to abandon any or all such proposed transactions.

We therefore cannot be sure whether or when we may redeem the Notes pursuant to the special mandatory redemption provision described herein. Depending on whether or when we redeem the Notes pursuant to the special mandatory redemption described herein, holders of the Notes may not obtain their expected return on the Notes and may not be able to reinvest the proceeds from any such redemption in an investment that results in a comparable return. In addition, as a result of the special mandatory redemption provision, the trading prices of the Notes may not reflect the financial results of our business.

The Notes are unsecured.

The Notes are unsecured. Holders of any secured indebtedness will have claims that are prior to the claims of holders of the Notes, to the extent of the value of the assets securing such secured indebtedness, in the event of any bankruptcy, liquidation or similar proceeding involving us.

The Notes are not guaranteed.

None of DowDuPont, Dow or any of our or Dow’s subsidiaries has guaranteed or otherwise become obligated with respect to, or has any obligation to pay or to provide us with funds to pay, the Notes, including our special mandatory redemption obligations with respect to the Notes. Accordingly, our right to receive assets from any such entity upon its bankruptcy, liquidation or reorganization, and the right of holders of the Notes to participate in those assets, is structurally subordinated to claims of such entity’s creditors, including trade creditors. The indenture governing the Notes does not restrict the amount of debt that DowDuPont, Dow or any of our or Dow’s subsidiaries may incur.

An active trading market for the Notes may not develop.

Each series of Notes is a new issue of securities with no established trading market. We have not applied and do not intend to apply for listing of the Notes on any securities exchange or for quotation of the Notes on any automated dealer quotation system. The Underwriters (as defined below) have advised us that they intend to make a market in the Notes. They are not obligated, however, to do so and may discontinue their market making at any time without notice. No assurance can be given as to the liquidity of the trading market for either series of the Notes. If an active trading market for a series of the Notes does not develop, is not maintained or is not liquid, the market price of such Notes may be adversely affected.

No assurance can be given as to the market price for the Notes.

If holders of the Notes are able to resell their Notes, the price they receive will depend on many factors that may vary over time, including:

•	our credit ratings;

•	the number of potential buyers of the Notes;

•	the level of liquidity of the Notes;

•	our financial performance;

•	the amount of total indebtedness we have outstanding;

•	the level, direction and volatility of market interest rates and credit spreads generally;

•	the market for similar securities;

•	the repayment and redemption features of the Notes;

•	the status of the Intended Business Realignment;

•	the then-announced timing of any Intended Business Separation; and

•	the time remaining until the Notes mature.

As a result of these and other factors, holders of the Notes may be able to sell their Notes only at a price below that which they believe to be appropriate, including a price below the price paid for them.

Our ability to repurchase Notes upon a change of control may be limited.

Upon the occurrence of a Change of Control Triggering Event (as defined below) in respect of a particular series of Notes, each holder of Notes of such series will have the right to require us to repurchase such holder’s Notes of such series, unless we have exercised our right to redeem the Fixed Rate Notes as described under “Description of Notes—Optional Redemption” or have issued a notice of redemption in respect of the Notes as described under “Description of Notes—Special Mandatory Redemption.” If a Change of Control Triggering Event were to occur and we did not have sufficient funds to pay the Change of Control Payment (as defined below under “Description of Notes—Change of Control”) in respect of all Notes or portions of Notes properly tendered, that failure would constitute an event of default under the indenture governing the Notes. A change of control may also require us to make an offer to purchase certain of our other indebtedness and may give rise to an event of default under our revolving credit facility, repurchase facility, term loan facility and/or other future indebtedness. We may not have sufficient funds to purchase all of the affected indebtedness and repay the amounts owed under such facilities.

We may be unable to redeem the Notes in the event of a special mandatory redemption.

Prior to the consummation of the earliest of the Intended Business Separation of the AgCo Business, the Intended Business Separation of the Specialty Business, the AgCo Business Sale and the Specialty Business Sale,

we will be required to redeem all of the Notes at a redemption price equal to 100% of the aggregate principal amount of the Notes plus accrued and unpaid interest, if any, to but excluding the date of redemption. See “Description of Notes—Special Mandatory Redemption.” We are not obligated to place the proceeds of the offering of the Notes in escrow or to provide a security interest in such proceeds, and there are no other restrictions on our use of such proceeds. Accordingly, we will need to fund any special mandatory redemption using proceeds that we have voluntarily retained or from other sources of liquidity. In the event of a special mandatory redemption, we may not have sufficient funds to purchase all of the Notes.

Holders of the Notes and holders of our other debt securities may have different rights.

The Notes contain provisions requiring us to redeem all of the Notes at a redemption price equal to 100% of the aggregate principal amount of the Notes plus accrued and unpaid interest, if any, to but excluding the date of redemption prior to the consummation of the earliest of the Intended Business Separation of the AgCo Business, the Intended Business Separation of the Specialty Business, the AgCo Business Sale and the Specialty Business Sale. See “Description of Notes—Special Mandatory Redemption.” Our other debt securities do not contain any provision requiring us to redeem such debt securities in such circumstances. Additionally, the Notes contain change of control provisions that exclude actions taken in connection with the Mergers, the Intended Business Realignment, the Intended Business Separations, the AgCo Business Sale or the Specialty Business Sale, and the Notes also contain merger provisions that exclude actions taken in connection with the Intended Business Realignment, the Intended Business Separations, the AgCo Business Sale or the Specialty Business Sale. See “Description of Notes—Change of Control” and “Description of Notes—Consolidation or Merger.” Our other debt securities contain similar change of control and merger provisions, but such provisions do not exclude actions taken in connection with the Mergers, the Intended Business Realignment, the Intended Business Separations, the AgCo Business Sale or the Specialty Business Sale.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratio of earnings to fixed charges for the periods indicated:

	Three Months Ended March 31, 2017	Year Ended December 31,
		2016	2015	2014	2013	2012
Ratio of Earnings to Fixed Charges	15.0x	7.9x	6.2x	9.2x	5.5x	3.1x

For purposes of calculating the ratio of earnings to fixed charges: (i) “earnings” consists of income from continuing operations before income taxes, adjustment for companies accounted for by the equity method and amortization of capitalized interest less capitalized interest, and (ii) “fixed charges” consists of interest and debt expense, capitalized interest and rental expense representative of interest factor. The ratio is based solely on historical financial information.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the Notes, which are expected to be approximately $1,991 million after payment of expenses related to the offering, for discretionary contributions to our United States defined benefit pension plan.

DESCRIPTION OF NOTES

The following description of the particular terms of the 2.200% Notes due 2020 (the “Fixed Rate Notes”) and the Floating Rate Notes due 2020 (the “Floating Rate Notes”) offered hereby (referred to in the prospectus as the “Debt Securities”) supplements the description of the general terms and provisions of the Debt Securities included in the accompanying prospectus. The Fixed Rate Notes and the Floating Rate Notes are collectively referred to in this prospectus supplement as the “Notes.” The following summary of the Notes is qualified in its entirety by reference in the accompanying prospectus to the description of the Indenture dated as of June 1, 1992 (the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company, as trustee (the “Trustee”). Each of the Fixed Rate Notes and Floating Rate Notes constitutes a separate series of notes under the Indenture.

General

The Fixed Rate Notes will mature at par on May 1, 2020, unless we redeem or repurchase the Fixed Rate Notes prior to that date, as described below under “—Optional Redemption,” “—Special Mandatory Redemption” or “—Change of Control.” The Floating Rate Notes will mature at par on May 1, 2020, unless we redeem or repurchase the Floating Rate Notes prior to that date, as described below under “—Special Mandatory Redemption” or “—Change of Control.” The Notes will constitute part of the senior debt of the Company and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. The Notes will be issued in fully registered form only, in denominations of $2,000 and additional multiples of $1,000. Principal of and interest on the Notes will be payable, and the transfer of Notes will be registrable, through The Depository Trust Company, New York, New York (“DTC”), as described below.

The Company may, without the consent of the holders of any series of Notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the Notes of such series. Any additional notes having such similar terms, together with the Notes of such series, will constitute a single series of notes under the Indenture. In the event that additional notes of any series are not fungible with such series of Notes for U.S. federal income tax purposes, such additional notes will be issued with a separate CUSIP or other applicable identifying number so that they are distinguishable from such series of Notes. No additional notes of such series may be issued if an Event of Default has occurred and is continuing with respect to the Notes of such series.

As used in this prospectus supplement, “Business Day” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or required by law or regulation to close in the City of New York, and “London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

Fixed Rate Notes

The Fixed Rate Notes will bear interest from May 2, 2017 at the rate of 2.200% per annum. Interest on the Fixed Rate Notes will be payable semiannually on May 1 and November 1 of each year, commencing on November 1, 2017, to the person in whose name such Fixed Rate Note is registered at the close of business on the 14th calendar day immediately preceding such interest payment date (whether or not a Business Day).

Interest payable at the maturity of the Fixed Rate Notes will be payable to registered holders of the Fixed Rate Notes to whom principal is payable. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

If any interest payment date falls on a day that is not a Business Day, the interest payment will be postponed to the next day that is a Business Day, and no interest on such payment will accrue for the period from and after such interest payment date. If the maturity date of the Fixed Rate Notes falls on a day that is not a Business Day, the payment of interest and principal may be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the maturity date.

Interest payments for the Fixed Rate Notes will include accrued interest from and including the date of issue or from and including the last date in respect of which interest has been paid, as the case may be, to but excluding the interest payment date or the date of maturity, as the case may be.

Floating Rate Notes

The Floating Rate Notes will bear interest for each interest period at a rate determined by the calculation agent, which will initially be Deutsche Bank Trust Company Americas. So long as any of the Floating Rate Notes remain outstanding, there will at all times be a calculation agent. If Deutsche Bank Trust Company Americas is unable or unwilling to continue to act as the calculation agent or if it fails to calculate properly the interest rate on the Floating Rate Notes for any interest period, we will appoint another leading commercial or investment bank engaged in the London interbank market to act as calculation agent in its place. The calculation agent may not resign its duties without a successor having been appointed.

The interest rate on the Floating Rate Notes for a particular interest period will be a per annum rate equal to three-month USD LIBOR, as determined on the relevant interest determination date, plus 0.530%. The interest determination date for an interest period will be the second London Business Day preceding the first day of such interest period. Promptly upon determination, the calculation agent will inform the Trustee and us of the interest rate for the next interest period. Absent manifest error, the determination of the interest rate by the calculation agent shall be binding and conclusive on the holders of the Floating Rate Notes, the Trustee and us.

Interest on the Floating Rate Notes will be payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, beginning August 1, 2017, to the person in whose name such Floating Rate Note is registered at the close of business on the 14th calendar day immediately preceding such interest payment date (whether or not a Business Day). Interest on the Floating Rate Notes will accrue from and including May 2, 2017, to but excluding the first interest payment date and then from and including the immediately preceding interest payment date to which interest has been paid or duly provided for to but excluding the next interest payment date or maturity date, as the case may be. We refer to each of these periods as an “interest period.” The amount of accrued interest that we will pay for any interest period can be calculated by multiplying the face amount of the Floating Rate Notes then outstanding by an accrued interest factor. This accrued interest factor is computed by adding the interest factor calculated for each day from May 2, 2017, or from the last date we paid interest to the holders of the Floating Rate Notes, to the date for which accrued interest is being calculated. The interest factor for each day is computed by dividing the interest rate applicable to that day by 360. If an interest payment date for the Floating Rate Notes falls on a day that is not a Business Day, the interest payment date shall be postponed to the next succeeding Business Day unless such next succeeding Business Day would be in the following month, in which case, the interest payment date shall be the immediately preceding Business Day.

On any interest determination date, LIBOR will be equal to the offered rate for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on Bloomberg L.P.’s page “BBAM” at approximately 11:00 a.m., London time, on such interest determination date. If on an interest determination date, such rate does not appear on the Bloomberg L.P. page “BBAM” as of 11:00 a.m., London time, or if the Bloomberg L.P. page “BBAM” is not available on such date, the calculation agent will obtain such rate from the Reuters page “LIBOR01.” If no offered rate appears on the Bloomberg L.P. page “BBAM” or the Reuters page “LIBOR01” on an interest determination date at approximately 11:00 a.m., London time, then the calculation agent (after consultation with us) will select four major banks in the London interbank market and shall request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, LIBOR will be the arithmetic average of the quotations provided. Otherwise, the calculation agent (after consultation with us) will select three major banks in New York City and shall request each of them to provide a quotation of the rate offered by them at approximately 11:00 a.m., New York City time, on the interest determination date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable interest period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided, LIBOR will be the arithmetic average of the quotations provided. Otherwise, the rate of LIBOR for the next interest period will be set equal to the rate of LIBOR for the then current interest period.

Upon request from any holder of Floating Rate Notes, the calculation agent will provide the interest rate in effect for the Floating Rate Notes for the current interest period and, if it has been determined, the interest rate to be in effect for the next interest period.

All percentages resulting from any calculation of the interest rate on the Floating Rate Notes will be rounded to the nearest one millionth of a percentage point with five ten millionths of a percentage point rounded upwards (e.g., 9.8765445% (or ..098765445) would be rounded to 9.876545% (or .09876545)), and all dollar amounts used in or resulting from such calculation on the Floating Rate Notes will be rounded to the nearest cent (with one-half cent being rounded upwards).

The interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

Optional Redemption

The Fixed Rate Notes will be redeemable as a whole at any time or in part from time to time, at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of the Fixed Rate Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the redemption date to the maturity date (exclusive of any accrued interest) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 12.5 basis points, plus, in each case, any interest accrued but not paid to the date of redemption.

The Floating Rate Notes will not be redeemable at the option of the Company prior to maturity.

“Treasury Rate” means, with respect to any redemption date for the Fixed Rate Notes, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Fixed Rate Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Fixed Rate Notes.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

“Comparable Treasury Price” means, with respect to any redemption date for the Fixed Rate Notes, (i) the average of four Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means each of Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and J.P. Morgan Securities LLC or their respective affiliates, and one other primary U.S. Government securities dealer in New York City appointed by the Trustee in consultation with the Company (each, a “Primary Treasury Dealer”); provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by that Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third Business Day preceding that redemption date.

Any such redemption and notice of such redemption may, in our discretion, be subject to the satisfaction of one or more conditions precedent. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Fixed Rate Notes or portions thereof called for redemption.

Special Mandatory Redemption

In connection with the Intended Business Separation of AgCo and the Intended Business Separation of SpecialtyCo, DowDuPont will publicly announce the date (each, a “Business Separation Record Date”) for determining the holders of DowDuPont common stock that will be entitled to receive shares of AgCo or SpecialtyCo, respectively, and the date (each, a “Business Separation Effective Date”) on which the respective Intended Business Separation will be consummated.

No later than three Business Days after the earliest of (i) the day that DowDuPont publicly announces the Business Separation Record Date in connection with the Intended Business Separation of AgCo, (ii) the day that DowDuPont publicly announces that it has entered into an agreement to transfer, convey or otherwise dispose of, in one or a series of related transactions, all or substantially all of the AgCo Business to any Person or Group other than DowDuPont or one of its direct or indirect subsidiaries, (iii) the day that DowDuPont publicly announces the Business Separation Record Date in connection with the Intended Business Separation of SpecialtyCo and (iv) the day that DowDuPont publicly announces that it has entered into an agreement to transfer, convey or otherwise dispose of, in one or a series of related transactions, all or substantially all of the Specialty Business to any Person or Group other than DowDuPont or one of its direct or indirect subsidiaries, we will be required to mail a notice of redemption to holders of the Notes, with a copy to the Trustee, setting forth the date of redemption of all of the Notes (the “Special Mandatory Redemption Date”), which shall be no less than five Business Days before the Business Separation Effective Date for such Intended Business Separation or the effective date for the consummation of such transfer, conveyance or other disposition. Any such notice of redemption may, in our discretion, be subject to the satisfaction of one or more conditions precedent relating to the Intended Business Separation of AgCo, the AgCo Business Sale, the Intended Business Separation of SpecialtyCo or the Specialty Business Sale.

On the Special Mandatory Redemption Date, we will be required to redeem all of the Notes at a redemption price equal to 100% of the aggregate principal amount of the Notes plus accrued and unpaid interest, if any, to but excluding the Special Mandatory Redemption Date (the “Special Mandatory Redemption Price”). If funds sufficient to pay the Special Mandatory Redemption Price of all Notes to be redeemed on the Special Mandatory Redemption Date are deposited with the Paying Agent (as defined under “—Change of Control”) on or before the Special Mandatory Redemption Date, the Notes will cease to bear interest on and after the Special Mandatory Redemption Date.

The Intended Business Separation or other transfer, conveyance or disposition of the Materials Business will not require us to redeem the Notes.

Change of Control

If a Change of Control Triggering Event occurs, unless we have exercised our right to redeem the Fixed Rate Notes as described above under “—Optional Redemption” or have issued a notice of redemption in respect of the Notes as described above under “—Special Mandatory Redemption,” holders of Notes will have the right to require us to repurchase all or any part (equal to $2,000 and additional multiples of $1,000) of their Notes pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth in the Notes. In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, we will be required to mail a notice to holders of Notes describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the Notes and described in such notice. We must comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Notes, we will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions of the Notes by virtue of such conflicts.

On the Change of Control Payment Date, we will be required, to the extent lawful, to:

•	accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

•	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

•	deliver or cause to be delivered to the Trustee the Notes properly accepted together with an officers’ certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.

The Paying Agent will promptly mail to each holder of Notes properly tendered the purchase price for the Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a principal amount of $2,000 and additional multiples of $1,000. We will not be required to make an offer to repurchase the Notes upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us, and such third party purchases all Notes properly tendered and not withdrawn under its offer.

For purposes of the foregoing discussion of a repurchase of Notes at the option of holders, the following definitions are applicable:

“Below Investment Grade Rating Event” means the Notes are rated below an Investment Grade Rating by each of the Rating Agencies (as defined below) on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred with respect to a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agency or Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation and other than in connection with the Intended Business Realignment, the Intended Business Separations, the AgCo Business Sale or the Specialty Business Sale), in one or a series of related transactions, of all or substantially all of the properties or assets of the

Company and its subsidiaries taken as a whole to any Person or group of related persons for purposes of Section 13(d) of the Exchange Act (a “Group”) other than the Company or one of its subsidiaries; (2) the approval by the holders of the Company’s voting stock of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture, but other than in connection with the Intended Business Realignment, the Intended Business Separations, the AgCo Business Sale or the Specialty Business Sale); (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person or Group (other than DowDuPont or any successor holding company or their respective subsidiaries) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding voting interests in our capital stock; or (4) the first day on which a majority of the members of our Board of Directors are not Continuing Directors.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our and our subsidiaries’ properties or assets taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase such holder’s Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our and our subsidiaries’ assets taken as a whole to another Person or Group may be uncertain.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Directors” means, as of any date of determination, any member of our Board of Directors who (1) was a member of such Board of Directors on the date of the issuance of the Notes; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Fitch” means Fitch Ratings.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P and an equivalent rating of any replacement agency, respectively.

“Moody’s” means Moody’s Investors Service, Inc.

“Paying Agent” shall mean the Trustee or any other Person authorized by the Company to pay the principal of or interest on the Notes on behalf of the Company.

“Person” has the meaning set forth in the Indenture and includes a “person” as used in Section 13(d)(3) of the Exchange Act.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a credit rating agency registered as a “nationally recognized statistical rating organization” with the SEC, selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

Consolidation or Merger

We will not consolidate or merge with or dispose of all or substantially all of our property to any corporation unless the surviving corporation, if other than us, shall assume our obligations under the Indenture and under the Notes; provided that this covenant shall not apply to transactions effected in connection with the Intended Business Realignment, the Intended Business Separations, the AgCo Business Sale or the Specialty Business Sale.

Modification of the Indenture

In addition to the modification provisions set forth in the accompanying prospectus under the caption “Description of Debt Securities—Modification of the Indenture,” the provision relating to special mandatory redemption, as described under “—Special Mandatory Redemption,” may not be waived or modified with respect to a series of Notes without the written consent of holders of at least two-thirds of the aggregate principal amount of Notes of such series then outstanding.

Events of Default

In addition to the events of default set forth in the accompanying prospectus under the caption “Description of Debt Securities—Events of Default,” the terms of the Notes will provide that our failure to deliver a special mandatory redemption notice as described under “—Special Mandatory Redemption” is an event of default if such failure continues for ten Business Days after such delivery is required.

Applicable Law

The Notes and the Indenture will be governed by and construed in accordance with the laws of the State of New York.

Book-Entry, Delivery and Form

Each series of Notes will be issued in the form of one or more fully registered global notes (the “Global Notes”) registered in the name of DTC or Cede & Co., DTC’s nominee. Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC and investors will hold such beneficial interests only through DTC, or through Clearstream Banking, S.A. or Euroclear Bank S.A./N.V. as DTC participants. Beneficial interests in the Global Notes will be held in denominations of $2,000 and additional multiples of $1,000. Except as described below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

DTC has advised the Company as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and records the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (including the Underwriters), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Individual certificates in respect of the Notes will not be issued in exchange for the Global Notes, except in very limited circumstances. If DTC notifies the Company that it is unwilling or unable to continue as a clearing system in connection with the Global Notes, or ceases to be a clearing agency registered under the Exchange Act, and a successor clearing system is not appointed by the Company within 90 days after receiving such notice from DTC or upon becoming aware that DTC is no longer so registered, the Company will issue or cause to be issued individual certificates in registered form on registration of transfer of, or in exchange for, book-entry interests in the Notes represented by such Global Notes upon delivery of such Global Notes for cancellation.

Book-entry interests in the Notes may be transferred within DTC in accordance with procedures established for this purpose by DTC. A further description of DTC’s procedures with respect to the Global Notes is set forth in the accompanying prospectus under “Description of Debt Securities—Global Securities.”

UNDERWRITING

Under the terms and subject to the conditions set forth in the Underwriting Agreement, dated April 27, 2017 (the “Underwriting Agreement”), the underwriters named below (the “Underwriters”) have severally agreed to purchase, and the Company has agreed to sell to them, severally, the principal amount of each series of Notes set forth opposite their names below:

Name	Principal Amount of Fixed Rate Notes	Principal Amount of Floating Rate Notes
Credit Suisse Securities (USA) LLC	$291,667,000	$175,000,000
Goldman, Sachs & Co.	291,667,000	175,000,000
J.P. Morgan Securities LLC	291,666,000	175,000,000
Barclays Capital Inc.	44,643,000	26,786,000
Citigroup Global Markets Inc.	44,643,000	26,786,000
Deutsche Bank Securities Inc.	44,643,000	26,786,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	44,643,000	26,786,000
Mizuho Securities USA LLC	44,642,000	26,786,000
MUFG Securities Americas Inc.	44,642,000	26,786,000
SMBC Nikko Securities America, Inc.	44,643,000	26,785,000
BNP Paribas Securities Corp.	4,808,000	2,885,000
HSBC Securities (USA) Inc.	4,808,000	2,885,000
ING Financial Markets LLC	4,808,000	2,885,000
Loop Capital Markets LLC	4,808,000	2,885,000
Rabo Securities USA, Inc.	4,807,000	2,885,000
Santander Investment Securities Inc.	4,807,000	2,885,000
Scotia Capital (USA) Inc.	4,807,000	2,885,000
SG Americas Securities, LLC	4,808,000	2,884,000
Standard Chartered Bank	4,808,000	2,884,000
TD Securities (USA) LLC	4,808,000	2,884,000
The Williams Capital Group, L.P.	4,808,000	2,884,000
U.S. Bancorp Investments, Inc.	4,808,000	2,884,000
Wells Fargo Securities, LLC	4,808,000	2,884,000

Total	$1,250,000,000	$750,000,000

The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the Notes are subject to, among other things, the approval of certain legal matters by their counsel and certain other conditions. The Underwriters are obligated to take and pay for all the Notes if any are taken.

The Underwriters propose initially to offer part of the Notes to the public at the public offering price set forth on the cover page hereof and in part to certain dealers at prices that represent a concession not in excess of 0.375% of the principal amount of the Fixed Rate Notes and 0.375% of the principal amount of the Floating Rate Notes. Any Underwriter may allow, and such dealers may re-allow, a concession not in excess of 0.250% of the principal amount of the Fixed Rate Notes and 0.250% of the principal amount of the Floating Rate Notes to certain other dealers. After the initial offering of the Notes, the offering price and other selling terms may from time to time be varied by the Underwriters. The offering of the Notes by the Underwriters is subject to receipt and acceptance and subject to the Underwriters’ right to reject any order in whole or in part.

In order to facilitate the offering of the Notes, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the Underwriters may over-allot in connection with this offering, creating short positions in the Notes for their own account. In addition, to cover over-allotments or to stabilize the price of the Notes, the Underwriters may bid for, and purchase, Notes in the open market. Finally, the Underwriters may reclaim selling concessions allowed to an underwriter or dealer for distributing Notes in this offering, if the Underwriters repurchase previously distributed Notes in transactions that cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Notes above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

The Underwriters may also impose a penalty bid. This occurs when a particular Underwriter repays to the Underwriters a portion of the underwriting discount received by it because the representatives of the Underwriters have repurchased Notes sold by or for the account of such Underwriter in stabilizing or short covering transactions.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the Underwriters and their affiliates engage in transactions with, and perform services for, the Company in the ordinary course of business and have engaged, and may in the future engage, in commercial banking and investment banking transactions with the Company. Certain of the Underwriters and their affiliates are lenders under our revolving credit facility, repurchase facility and/or term loan facility. In the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments including serving as counterparties to certain derivative and hedging arrangements and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Company, Dow and/or DowDuPont. The Underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The Notes are offered for sale in those jurisdictions where it is lawful to make such offers.

Standard Chartered Bank is not a U.S. registered broker-dealer and, therefore, to the extent that they intend to effect any sales of the Notes in the United States, they will do so through one or more U.S. registered broker-dealers as permitted by Financial Industry Regulatory Authority regulations.

Each of the Underwriters has represented and agreed that it has not and will not offer, sell or deliver any of the Notes directly or indirectly, or distribute this prospectus supplement or the accompanying prospectus or any other offering material relating to the Notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on the Company except as set forth in the Underwriting Agreement.

In particular, each Underwriter has represented and agreed that:

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of Notes to the public in that Relevant Member State other than:

(a)	to any legal entity that is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors, as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Underwriter nominated by us for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided, that no such offer of Notes shall require us or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this representation, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

In the United Kingdom, this prospectus supplement and the accompanying prospectus are being distributed only to, and are only directed at, and any offer subsequently made may only be directed at, persons who are “qualified investors” (as defined in the Prospective Directive) who (i) are investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) are high net worth entities (or persons to whom this prospectus supplement and the accompanying prospectus may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons in (i) and (ii) above together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus and their contents must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is only available to, and any such investment or investment activity will only be engaged in with, relevant persons.

With respect to sales to residents of the United Kingdom:

(d)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(e)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

The Notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each Underwriter will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA or to any person pursuant to Section 275(1A) of the SFA, in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or (b) a trust (where the trustee is not an accredited investor), the sole purpose of which is to hold investments and each beneficiary of which is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred for six months after that corporation or trust has acquired the Notes under Section 275 of the SFA, except (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1) of the SFA or to any person pursuant to Section 275(1A) of the SFA or Section 276(4)(i)(B) of the SFA, (iii) where no consideration is given for the transfer, (iv) where the transfer is by operation of law, (v) as specified in section 276(7) of the SFA or (vi) as specified in Regulation 32 of the Securities and Futures (Offer and Investments) (Shares and Debentures) Regulations 2005 of Singapore.

The Notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are “accredited investors,” as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Each series of Notes is a new issue of securities with no established trading market. The Underwriters have advised the Company that the Underwriters intend to make a market in the Notes. The Underwriters are not obligated, however, to do so and may discontinue their market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any series of the Notes.

Expenses associated with this offering, to be paid by the Company, are estimated to be $3.0 million.

The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act.

LEGAL OPINIONS

The validity of the Notes offered hereby will be passed on for the Company by Stacy L. Fox, Senior Vice President and General Counsel of the Company, and for the Underwriters by Cravath, Swaine & Moore LLP.

Certain matters may be passed upon for the Company by Skadden, Arps, Slate, Meagher & Flom LLP. Ms. Fox beneficially owned, as of December 31, 2016, 1,367 shares of common stock of the Company, plus an additional 30,666 shares of common stock of the Company of which she had the right to acquire beneficial ownership within 60 days of December 31, 2016 under the Company’s equity-based compensation plans.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the internet at http://www.sec.gov. Our SEC filings are also available at our website at http://www.dupont.com. You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this prospectus supplement and, therefore, is not incorporated herein by reference.

DowDuPont has also filed certain information with the SEC, including the information contained in its Registration Statement on Form S-4 (File No. 333-209869). This information is available for inspection and copying at the SEC’s Public Reference Room and by accessing the SEC web site referred to above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this prospectus supplement and the accompanying prospectus. Any statement in this prospectus supplement or the accompanying prospectus or incorporated by reference into this prospectus supplement or the accompanying prospectus shall be automatically modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or in a subsequently filed document that is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We incorporate by reference into this prospectus supplement and the accompanying prospectus the documents listed below and all documents we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion of the offering of all Securities covered by this prospectus supplement:

•	our annual report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 2, 2017;

•	those portions of our definitive proxy statement for the annual meeting of stockholders to be held on May 24, 2017 that are incorporated by reference into the above mentioned annual report, filed with the SEC on April 14, 2017;

•	our quarterly report on Form 10-Q for the quarterly period ended March 31, 2017, filed with the SEC on April 25, 2017; and

•	our current reports on Form 8-K filed with the SEC on February 13, 2017, March 27, 2017 and March 31, 2017.

You may request a copy of these filings (other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

E. I. du Pont de Nemours and Company

974 Centre Road

Wilmington, Delaware 19805

Attention: Treasury

Telephone: (302) 774-1000

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

E. I. du Pont de Nemours and Company

Debt Securities and Common Stock

E. I. du Pont de Nemours and Company may offer, issue and sell from time to time debt securities, which may be senior debt securities or subordinated debt securities (the “Debt Securities”), and shares of our common stock, par value $0.30 per share (the “Common Stock” and, together with the Debt Securities, the “Securities”). The Debt Securities may be convertible into or exchangeable for our Common Stock or other securities.

We will provide the specific terms of any offering of Debt Securities or Common Stock in one or more supplements to this prospectus. We may describe the terms of the Debt Securities or Common Stock in a term sheet that will precede the prospectus supplement. You should read this prospectus and any prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell Securities unless accompanied by a prospectus supplement.

We may offer and sell the Debt Securities and Common Stock to or through one or more underwriters, dealers and agents or directly to purchasers on a continuous or delayed basis. The prospectus supplement for each offering of Securities will describe in detail the plan of distribution for that offering. For general information about the distribution of Securities offered, please see “Plan of Distribution” in this prospectus.

Our Common Stock is listed on the New York Stock Exchange under the trading symbol “DD.” The last reported sale price of our Common Stock on February 1, 2017 was $76.34.

Investing in our Securities involves risks. Before buying our Securities, you should refer to the risk factors included in our most recent Annual Report on Form 10-K, which are incorporated by reference herein, our other periodic reports and in other information that we file with the Securities and Exchange Commission from time to time. See “Risk Factors” on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 2, 2017.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Using this process, we may, from time to time, offer and sell the Securities described in this prospectus in one or more offerings at an unspecified aggregate initial offering price. This prospectus provides you with a general description of the Securities we may offer. Each time we offer to sell Securities, we will provide a supplement to this prospectus. The prospectus supplement will describe the specific terms of that offering, including the specific amounts, prices and terms of the Securities offered. The prospectus supplement may also add, update or change the information contained in this prospectus. You should carefully read this prospectus and the prospectus supplement, in addition to the information contained in the documents we refer you to under the headings “Where You Can Find More Information.” If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus, any prospectus supplement or any incorporated document. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any Securities in any jurisdiction where the offer or sale thereof is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or in any document incorporated by reference herein is accurate as of any date other than the date on the front cover of the applicable document.

In this prospectus and any prospectus supplement hereto, unless the context suggests otherwise, references to “our company,” the “Company,” “DuPont,” “we,” “us” and “our” mean E. I. du Pont de Nemours and Company.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the internet at http://www.sec.gov. Our SEC filings are also available at our website at http://www.dupont.com. You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

This prospectus is part of a registration statement we have filed with the SEC on Form S-3. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement. You should also read the documents incorporated by reference to the registration statement of which this prospectus forms a part, as described immediately below under “Incorporation of Certain Documents by Reference.”

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this prospectus. Any statement in this prospectus or incorporated by reference into this prospectus shall be automatically modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in a subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference into this prospectus the documents listed below and all documents we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the completion of the offering of all Securities covered by the relevant prospectus supplement:

•	our annual report on Form 10-K for the year ended December 31, 2016 (the “2016 Form 10-K”), filed with the SEC on February 2, 2017; and

•	the description of our Common Stock contained in our Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act, including any amendment or report updating such description.

You may request a copy of these filings (other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

E. I. du Pont de Nemours and Company

974 Centre Road

Wilmington, Delaware 19805

Attention: Treasury

Telephone: (302) 774-1000

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated herein by reference contains forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933 (the “Securities Act”) which may be identified by their use of words like “plans,” “expects,” “will,” “anticipates,” “believes,” “intends,” “projects,” “estimates” or other words of similar meaning. All statements that address expectations or projections about the future, including statements about the company’s strategy for growth, product development, regulatory approval, market position, anticipated benefits of recent acquisitions, timing of anticipated benefits from restructuring actions, outcome of contingencies, such as litigation and environmental matters, expenditures, and financial results, and timing of, as well as expected benefits, including synergies, from the planned merger with The Dow Chemical Company (“Dow”) and the the separation of the combined company’s agriculture business, specialty products business and material science business through a series of tax-efficient transactions (collectively, the “Intended Business Separations”), are forward-looking statements.

Forward-looking statements are based on certain assumptions and expectations of future events which may not be accurate or realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond the company’s control. While the list of factors presented here is, and the list of factors presented in the DowDuPont Inc. (“DowDuPont”) registration statement on Form S-4 (File No. 333-209869) (as amended, the “DowDuPont Registration Statement”) are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Dow’s or DuPont’s consolidated financial condition, results of operations, credit rating or liquidity. Some of the important factors that could cause the company’s actual results to differ materially from those projected in any such forward-looking statements are:

•

Risks related to the agreement entered on December 11, 2015 between DuPont and Dow to effect an all-stock merger of equals, including the completion of the proposed transaction on anticipated terms and timing, the ability to fully and timely realize the expected benefits of the proposed transaction and risks related to the Intended Business Separations contemplated to occur after the completion of the proposed transaction. Important risk factors relating to the proposed transaction and Intended Business Separations include, but are not limited to, (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the new combined company’s operations and other conditions to the completion of the merger, (ii) the various approvals, authorizations and declarations of non-objections from certain regulatory and governmental authorities may not be obtained, on a timely basis or otherwise, including that these regulatory or governmental authorities may impose conditions on the granting of such approvals, including regarding the respective Dow and DuPont businesses to divest certain assets if necessary to obtain certain regulatory approval or otherwise limiting the ability of the combined company to integrate parts of the Dow and DuPont businesses, (iii) the ability of Dow and DuPont to integrate the businesses successfully and to achieve anticipated synergies, risks and costs and pursuit and/or implementation of the potential separations, including anticipated timing, any changes to the configuration of businesses included in the potential separation if implemented, (iv) the intended separation of the agriculture, material science and specialty products businesses of the combined company post-mergers in one or more tax efficient transactions on anticipated terms and timing, including a number of conditions which could delay, prevent or otherwise adversely affect the proposed transactions, including possible issues or delays in obtaining required regulatory approvals or clearances, disruptions in the financial markets or other potential barriers, (v) continued availability of capital and financing and rating agency actions, (vi) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect DuPont’s financial performance, (vii) certain restrictions during the pendency of the merger that may impact DuPont’s ability to pursue certain business opportunities or strategic transactions. These risks, as well as other risks associated with the proposed merger, are more fully discussed in the joint proxy statement/prospectus included in the DowDuPont Registration Statement.

•	Volatility in energy and raw material prices;

•	Failure to develop and market new products and optimally manage product life cycles;

•	Outcome of significant litigation and environmental matters, including those related to divested businesses, including realization of associated indemnification assets, if any;

•	Failure to appropriately manage process safety and product stewardship issues;

•	Ability to obtain and maintain regulatory approval for its products especially in the Agriculture segment;

•	Failure to realize all of the expected benefits from cost and productivity initiatives to the extent and as anticipated;

•	Effect of changes in tax, environmental and other laws and regulations or political conditions in the United States of America (“U.S.”) and other countries in which the company operates;

•	Conditions in the global economy and global capital markets, including economic factors such as inflation, deflation, fluctuation in currency rates, interest rates and commodity prices;

•	Failure to appropriately respond to market acceptance, government rules, regulations and policies affecting products based on biotechnology;

•	Impact of business disruptions, including supply disruptions, and security threats, regardless of cause, including acts of sabotage, cyber-attacks, terrorism or war, natural disasters and weather events and patterns which could affect demand as well as availability of product, particularly in the Agriculture segment;

•	Ability to discover, develop and protect new technologies and enforce the company’s intellectual property rights; and

•	Successful integration of acquired businesses and separation of underperforming or non-strategic assets or businesses.

For some of the important factors that could cause the company’s actual results to differ materially from those projected in any such forward-looking statements, see the Risk Factors discussion set forth under Part I, Item 1A of the 2016 Form 10-K.

ABOUT DUPONT

DuPont was founded in 1802 and was incorporated in Delaware in 1915. Today, DuPont is helping customers find solutions to capitalize on areas of growing global demand—enabling more, safer, nutritious food; creating high-performance, cost-effective and energy efficient materials for a wide range of industries; and increasingly delivering renewably sourced bio-based materials and fuels. Total worldwide employment at December 31, 2016 was about 46,000 people. The company has operations in about 90 countries worldwide and 61 percent of consolidated net sales are made to customers outside the United States of America.

Subsidiaries and affiliates of DuPont conduct manufacturing, seed production or selling activities and some are distributors of products manufactured by the company. As a science and technology based company, DuPont competes on a variety of factors such as product quality and performance or specifications, continuity of supply, price, customer service and breadth of product line, depending on the characteristics of the particular market involved and the product or service provided. Most products are marketed primarily through the company’s sales force, although in some regions, more emphasis is placed on sales through distributors. The company utilizes numerous suppliers as well as internal sources to supply a wide range of raw materials, energy, supplies, services and equipment. To ensure availability, the company maintains multiple sources for fuels and many raw materials, including hydrocarbon feedstocks. Large volume purchases are generally procured under competitively priced supply contracts.

The company consists of 7 businesses which are aggregated into 6 reportable segments based on similar economic characteristics, the nature of the products and production processes, end-use markets, channels of distribution and regulatory environment. The company’s reportable segments are Agriculture, Electronics & Communications, Industrial Biosciences, Nutrition & Health, Performance Materials and Protection Solutions. The company includes certain businesses not included in the reportable segments, such as pre-commercial programs, nonaligned businesses and pharmaceuticals in Other.

Our principal offices are located at 974 Centre Road, Wilmington, Delaware 19805, and our telephone number is (302) 774-1000. We maintain a website at www.dupont.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

DuPont Dow Merger of Equals

On December 11, 2015, DuPont and Dow announced entry into an Agreement and Plan of Merger (the “Merger Agreement”), under which the companies will combine in an all-stock merger of equals (the “Merger Transaction”) subject to satisfaction of customary closing conditions, including receipt of regulatory approval. As a result of the Merger Transaction, among other things, (a) DowDuPont will become the ultimate parent of Dow, DuPont and their respective subsidiaries and (b) existing Dow stockholders and DuPont stockholders will receive DowDuPont common stock, in accordance with the terms of the Merger Agreement. On July 20, 2016, stockholders of both DuPont and Dow voted to approve all stockholder proposals necessary to complete the Merger Transaction at their respective special meetings. Following the consummation of the Merger Transaction, DuPont and Dow intend to pursue, subject to the receipt of approval by the Board of Directors of DowDuPont, the Intended Business Separations.

Following closing of the Merger Transaction, DuPont’s common stock will cease to be listed on the New York Stock Exchange and will be deregistered under the Exchange Act, and, unless redeemed prior to such closing, DuPont’s $4.50 preferred stock and $3.50 preferred stock will remain outstanding and unaffected by such merger. All DuPont debt securities that are outstanding as of the closing of the mergers will remain the outstanding obligations of DuPont. Any debt securities to be issued by DuPont after the closing of the mergers are expected to be obligations of DuPont. DuPont does not expect that DowDuPont will guarantee any existing or future debt obligations of DuPont. DuPont expects to continue to comply with its duty to file reports under Section 13(a) or Section 15(d) of the Exchange Act, as applicable and to the extent required.

RISK FACTORS

Before you invest in any of our Securities, in addition to the other information included or incorporated by reference in this prospectus and any applicable prospectus supplement, you should carefully consider the risk factors under the heading “Risk Factors” contained in Part I, Item 1A in our 2016 Form 10-K, which are incorporated herein by reference. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in other Exchange Act reports that we file with the SEC, which will be subsequently incorporated by reference herein; by any prospectus supplement accompanying this prospectus; or by a post-effective amendment to the registration statement of which this prospectus forms a part. In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. See “Incorporation of Certain Documents By Reference” and “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement, we will use the net proceeds from the sale of the offered Securities for general corporate purposes. These purposes may include repayment and refinancing of debt, acquisitions, working capital, capital expenditures and repurchases and redemptions of Securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated:

	Years Ended December 31,
	2016	2015	2014	2013	2012
Ratio of Earnings to Fixed Charges	7.9x	6.2x	9.2x	5.5x	3.1x

For purposes of calculating the ratio of earnings to fixed charges: (i) “earnings” consist of income from continuing operations before income taxes, adjustment for companies accounted for by the equity method and amortization of capitalized interest less capitalized interest, and (ii) “fixed charges” consist of interest and debt expense, capitalized interest and rental expense representative of interest factor. The ratio is based solely on historical financial information.

DESCRIPTION OF DEBT SECURITIES

We will issue the Debt Securities under one of two indentures:

•	an indenture dated as of June 1, 1992 between us and Deutsche Bank Trust Company Americas, successor to Bankers Trust Company, as trustee; or

•	an indenture dated as of June 1, 1992 between us and The Bank of New York Mellon Trust Company, N.A., successor to The Chase Manhattan Bank and Chemical Bank, as trustee.

Each indenture is incorporated into or filed as an exhibit to the registration statement, of which this prospectus is a part. The trustee will be designated in the prospectus supplement for each offering of Debt Securities. All references to the “trustee” mean the trustee identified in the prospectus supplement. The following summaries of certain provisions of the indentures are not complete. We encourage you to read the indentures.

General

The indentures do not limit the amount of Debt Securities that we may issue. Each provides that Debt Securities may be issued up to the aggregate principal amount that we authorize from time to time. The Debt Securities will be unsecured and will rank on a parity with all of our other unsecured and unsubordinated indebtedness.

The prospectus supplement relating to a series of Debt Securities will describe the terms of that series, including, where applicable:

•	the designation, aggregate principal amount, currency or currencies and denominations of the Debt Securities;

•	whether the Debt Securities may be convertible into or exchangeable for other securities;

•	the price or prices, expressed as a percentage of aggregate principal amount, at which the Debt Securities will be issued;

•	the date or dates on which the Debt Securities will mature;

•	the currency or currencies in which the Debt Securities are being sold and in which the principal of and any interest on the Debt Securities will be payable and whether the holder of the Debt Securities may elect the currency in which payments are to be made, and, if so, the manner of such election;

•	the rate or rates, which may be fixed or variable, at which the Debt Securities will bear interest, if any;

•	the date from which interest on the Debt Securities will accrue, the dates on which interest will be payable and the date on which payment of interest will commence;

•	the dates on which and the price or prices at which the Debt Securities will, under any mandatory sinking fund provision, or may, under any optional redemption or required repayment provisions, be redeemed or repaid and the other terms and provisions of any mandatory sinking fund, optional redemption or required repayment;

•	whether the Debt Securities are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary or depositaries for the global security or securities;

•	any special provisions for the payment of additional amounts on the Debt Securities;

•	if a temporary global security is to be issued for a series, the requirements for certification of ownership by non-United States persons that will apply before (a) the issuance of a definitive global security or (b) the payment of interest on an interest payment date that occurs before the issuance of a definitive global security;

•	if a temporary global security is to be issued with respect to the series, the terms upon which interests in the temporary global security may be exchanged for interests in a definitive global security or for definitive Debt Securities of the series and the terms upon which interests in a definitive global security, if any, may be exchanged for definitive Debt Securities of the series;

•	any additions, modifications or deletions to the restrictive covenants included for the benefit of holders of the Debt Securities;

•	any additions, modifications or deletions to the events of default provided with respect to the Debt Securities;

•	if the Debt Securities of the series are subject to defeasance at our option, the provisions, federal income tax consequences and other considerations applicable thereto;

•	the designated trustee for the Debt Securities; and

•	any other terms of the Debt Securities not inconsistent with the provisions of the applicable indenture. (Section 301)

Debt Securities of a series may be issuable in whole or in part in the form of one or more global securities, as described below under “Global Securities.” Registered securities denominated in U.S. dollars will ordinarily be issued only in denominations of $2,000 or any integral multiple of $1,000. One or more global securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding Debt Securities of the series. (Section 303) The prospectus supplement relating to a series of Debt Securities denominated in a foreign or composite currency will specify the allowable denominations and any special U.S. federal income tax and other considerations. No service charge will be made for any tender or exchange of Debt Securities but we may require payment of a sum sufficient to cover any tax or other governmental charge. (Section 305)

Debt Securities may be presented for exchange, and registered securities that are not in global form may be presented for transfer, with the form of transfer endorsed thereon duly executed, at the office of any transfer agent or at the office of the security registrar, without service charge and upon payment of any taxes and other governmental charges as described in the indenture. Transfers or exchanges will be effectuated once the transfer agent or the security registrar, as the case may be, is satisfied with the documents of title and identity of the person making the request. (Section 305)

Debt Securities may be issued under the indenture as original issue discount securities to be offered and sold at a substantial discount below their stated principal amount. “Original issue discount securities” means any debt securities that provide for an amount less than their principal amount to be due and payable upon a declaration of acceleration of maturity upon the occurrence and continuation of an event of default and any debt securities issued with original issue discount for U.S. federal income tax purposes. (Section 101) A prospectus supplement will describe U.S. federal income tax consequences and other special considerations applicable to any original issue discount securities.

Global Securities

The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to that series. Global securities will be issued in registered form and may be issued in either temporary or definitive form. Unless and until it is exchanged in whole or in part for Debt Securities in definitive form, a global security may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of that successor. (Sections 303 and 305)

The specific terms of the depositary arrangement with respect to any Debt Securities of a series will be described in the prospectus supplement relating to that series. We anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by the global security to the accounts of “participants” that have accounts with the depositary. The accounts to be credited shall be designated by the underwriters of Debt Securities, by certain of our agents or by us if we sell Debt Securities directly. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or by participants or persons that hold through participants.

So long as the depositary or its nominee is the owner of a global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by that global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have Debt Securities of the series represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered the owners or holders of the Debt Securities under the indenture governing the Debt Securities. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant and, if applicable, the indirect participant, through which such person owns its interest, to exercise any right of a holder under the indenture.

Principal, premium, if any, and interest payments on Debt Securities registered in the name of or held by a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner or the holder of the global security representing those Debt Securities. Neither we nor the trustee, any paying agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests. (Section 308)

We expect that the depositary for Debt Securities of a series, upon receipt of any payment of principal, premium or interest in respect of a definitive global security, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of owners of beneficial interests registered in “street name,” and will be the responsibility of those participants.

If a depositary for Debt Securities of a series is at any time unwilling or unable to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue Debt Securities of that series in definitive form in exchange for the global security or securities representing the Debt Securities of that series. In addition, we may at any time and in our sole discretion determine not to have any Debt Securities of a series represented by one or more global securities. In that event, we will issue Debt Securities of that series in definitive form in exchange for the global security or securities representing those Debt Securities. An owner of a beneficial interest in a global security representing Debt Securities of a series may, on terms acceptable to us and the depositary for such global security, receive Debt Securities of that series in definitive form. In any of these instances, an owner of a beneficial interest in a global security will be entitled to physical delivery in definitive form of Debt Securities of the series represented by that global security equal in principal amount to that beneficial interest and to have Debt Securities registered in its name if the Debt Securities of that series are issuable as registered securities. Debt Securities of that series issued in definitive form will be issued only in authorized denominations. (Section 305)

Payment and Paying Agents

Payment of principal of and any premium on registered Securities will be made in the designated currency against surrender of any registered Securities at the corporate trust office of the trustee in New York City. Payment of any installment of interest on registered Securities will ordinarily be made to the person in whose name the debt security is registered at the close of business on the regular record date for that interest payment. Payments of interest will be made, at our option, by a check in the designated currency mailed to each holder at the holder’s registered address or by wire transfer to an account designated by the holder pursuant to an arrangement that is satisfactory to the trustee and us. (Sections 307 and 1001)

The paying agents outside the United States that we initially appoint for a series of Debt Securities will be named in the prospectus supplement. We may terminate the appointment of any of the paying agents from time to time, except that we will maintain at least one paying agent in New York City for payments on registered Securities.

So long as any series of Debt Securities is listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and it is a requirement of that stock exchange, we will maintain a paying agent in London or Luxembourg or any other required city located outside the United States, as the case may be, for that series of Debt Securities. (Section 1002)

All moneys that we pay to a paying agent for the payment of principal of or any premium, or interest on any debt security that remains unclaimed at the end of two years after it became due and payable will be repaid to us and the holder of that debt security will thereafter look only to us for payment. (Section 1003)

Certain Covenants

Liens. We covenant that, so long as any of the Debt Securities remain outstanding, we will not, nor will we permit any Restricted Subsidiary (as defined below, in “Definition of Certain Terms”) to issue, assume, or guarantee any debt for money borrowed if that debt is secured by a mortgage on any Principal Property (as defined), or on any shares of stock or indebtedness of any Restricted Subsidiary (whether the Principal Property, shares of stock, or indebtedness are now owned or hereafter acquired) without in any such case effectively providing that the Debt Securities shall be secured equally and ratably with such debt. This restriction, however, shall not apply to:

•	mortgages on property, shares of stock, or indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary;

•	mortgages on property existing at the time that it is acquired, or to secure debt incurred for the purpose of financing the purchase price of such property or improvements or construction on the property, which debt is incurred prior to, at the time of or within one year after such acquisition, completion of such construction, or the commencement of commercial operation of such property thereon;

•	mortgages securing debt owing by any Restricted Subsidiary to us or another Restricted Subsidiary;

•	mortgages on property of a corporation existing at the time that corporation is merged into or consolidated with us or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to us or a Restricted Subsidiary;

•

mortgages on property of us or a Restricted Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure certain payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such mortgages, including without limitation mortgages incurred in connection with pollution control, industrial revenue or similar financings;

•	mortgages existing at the date of the indenture;

•	mortgages on particular property, or any proceeds of the sale of that property, to secure all or any part of the cost of exploration, drilling, mining or development of that property, including construction of facilities for field processing of minerals, intended to obtain or materially increase the production and sale or other disposition of oil, gas, coal, uranium, copper or other minerals of that property, or any indebtedness created, issued, assumed or guaranteed to provide funds for any or all such purposes; or

•	any extension, renewal or replacement or successive extensions, renewals or replacements, in whole or in part, of any mortgage referred to in the clauses immediately above.

Notwithstanding the above, we and one or more of our Restricted Subsidiaries may, without securing the Debt Securities issued under this prospectus, issue, assume, or guarantee debt secured by mortgages which would otherwise be subject to the above restrictions, provided that the aggregate amount of that debt that would then be outstanding, with certain exceptions, does not at any one time exceed 10% of the Consolidated Net Tangible Assets (as defined) of us and our consolidated subsidiaries. (Section 1004)

For the purposes of this covenant, the following types of transactions shall not be deemed to create debt secured by a mortgage:

•	the sale or other transfer of oil, gas, coal, uranium, copper or other minerals in place for a period of time until, or in an amount such that, the purchaser will realize therefrom a specified amount of money (however determined) or a specified amount of such minerals; or

•	the sale or other transfer of any other interest in property of the character commonly referred to as a “production payment.” (Section 1004)

Sale and Leaseback Transactions. Sale and leaseback transactions by us or any Restricted Subsidiary of any Principal Property are prohibited unless (a) we or such Restricted Subsidiary would be entitled to issue, assume, or guarantee debt secured by a mortgage upon the property involved at least equal in amount to the Attributable Debt (as defined) for that transaction without equally and ratably securing the Debt Securities or (b) an amount in cash equal to the Attributable Debt for that transaction is applied to the retirement of our non-subordinated debt or debt of a Restricted Subsidiary, which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than twelve months after its creation. (Section 1005)

Consolidation or Merger. We will not consolidate or merge with or dispose of all or substantially all of our property to any corporation unless the surviving corporation, if other than us, shall assume our obligations under the indenture and under the Debt Securities. (Section 801) If, on any consolidation or merger of us or any Restricted Subsidiary with or into any other corporation, or on any sale, conveyance, or lease of substantially all of our or a Restricted Subsidiary’s properties, any Principal Property or any shares of stock or indebtedness of any Restricted Subsidiary would then become subject to any mortgage, pledge, lien or encumbrance, we, prior to such event, will secure the Debt Securities by a direct lien on that Principal Property, shares of stock or indebtedness, prior to all liens other than any previously existing. (Section 802)

Except for the limitations on secured debt and sale and leaseback transactions described above, and other than any covenants or other provisions that may be included in a supplement to this prospectus describing any particular series of Debt Securities, the indenture and Debt Securities do not contain any covenants or other provisions designed to afford holders of the Debt Securities protection in the event of a highly leveraged transaction involving us.

Definition of Certain Terms

“Subsidiary” is defined to mean any corporation which is consolidated in our accounts and any corporation of which at least a majority of the outstanding stock having voting power under ordinary circumstances to elect a majority of the board of directors of that corporation shall at the time be owned or controlled by us, or by us and one or more Subsidiaries, or by one or more Subsidiaries. (Section 101)

“Restricted Subsidiary” is defined to mean any wholly-owned subsidiary:

•	substantially all the property of which is located within the continental United States of America;

•	which owns a Principal Property; and

•	in which our investment exceeds 1% of our total consolidated assets as of the end of the preceding year.

The term “Restricted Subsidiary” does not include any wholly-owned subsidiary which is principally engaged in leasing or in financing installment receivables or which is principally engaged in financing our operations outside the continental United States. (Section 101)

“Principal Property” is defined as any manufacturing plant or facility or any mineral producing property or any research facility located within the continental United States owned by us or any Restricted Subsidiary, unless, in the opinion of our Board of Directors, such plant, facility, property or research facility is not of material importance to the total business conducted by us and our Restricted Subsidiaries. (Section 101)

“Attributable Debt” is defined as the present value, discounted as provided in the indenture, of the obligation of a lessee for rental payments during the remaining term of any lease. (Section 1005)

“Consolidated Net Tangible Assets” means the total amount of assets less applicable reserves and other properly deductible items after deducting (a) all current liabilities excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (b) all goodwill, trade names, trademarks, patents, purchased technology, unamortized debt discount and other like intangible assets, all as set forth on our most recent quarterly balance sheet and computed in accordance with generally accepted accounting principles. (Section 101)

Modification of the Indenture

The indenture permits us and the trustee, with the consent of the holders of not less than a majority in principal amount of the Debt Securities at the time outstanding and affected to execute a supplemental indenture modifying the indenture or the rights of the holders of Debt Securities and any related coupons. No modification shall, without the consent of the holder of each debt security affected thereby:

•	change the maturity of any debt security or coupon, or reduce its principal amount, or reduce the rate or change the time of payment of interest, or change any place of payment or change the coin or currency in which a debt security or coupon is payable or impair the right of any holder to institute suit for the enforcement of payment in accordance with the foregoing; or

•	reduce the percentage of Debt Securities, the consent of the holders of which is required for any modification. (Section 902)

The indenture contains provisions for convening meetings of the holders of Debt Securities of a series. (Section 1401) A meeting may be called at any time by the trustee or upon our request or the request of holders of at least 10% in principal amount of the outstanding Debt Securities of the series, upon notice given in accordance with the indenture. (Section 1402) Except as limited in the preceding paragraph, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the holders of not less than a majority in principal amount of the outstanding Debt Securities of that series. Except as limited in the preceding paragraph, any resolution with respect to any demand, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority in principal amount of outstanding Debt Securities of a series, may be adopted at a meeting or adjourned meeting at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding Debt Securities of that series. (Section 1404)

Any resolution passed or decision taken at any meeting of holders of Debt Securities of any series duly held in accordance with the indenture will be binding on all holders of Debt Securities of that series and the related coupons. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing not less than a majority in principal amount of the outstanding Debt Securities of a series. (Section 1404)

Events of Default

The indenture defines an event of default with respect to any series of Debt Securities as any one of the following events and any other event that is established for the Debt Securities of a particular series:

•	default for 30 days in any payment of interest on the series;

•	default in any payment of principal and premium, if any, on the series;

•	default in the payment of any sinking fund installment;

•	default for 60 days after appropriate notice in performance of any other covenant in the indenture; or

•	certain events involving bankruptcy, insolvency or reorganization.

No event of default with respect to a particular series of Debt Securities issued under the indenture necessarily constitutes an event of default with respect to any other series of Debt Securities. (Section 501).

We are required to file with the trustee annually an officer’s certificate indicating whether we are in default under the indenture. (Section 1008)

The indenture provides that, if an event of default shall occur and be continuing with respect to any series of Debt Securities, either the trustee or the holders of 25% in principal amount of the Debt Securities of the series (in the case of defaults under the final two clauses listed above, the holders of 25% in principal amount of all the Debt Securities) then outstanding may declare the principal, or in the case of original issue discount securities, that portion of the principal amount as may be specified, of the Debt Securities of the series or of all the Debt Securities, as the case may be, to be due and payable immediately. (Section 502) In certain cases, the holders of a majority in principal amount of the outstanding Debt Securities of any series, or in the case of defaults under the final two clauses listed above, the holders of a majority in principal amount of all the Debt Securities may on behalf of the holders of all the Debt Securities of any such series or of all the Debt Securities, as the case may be, waive any past default or event of default except a default not previously cured in payment of the principal of or premium, if any, or interest on any of the Debt Securities of such series or of all the Debt Securities. (Section 513)

The indenture contains a provision entitling the trustee, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the holders of the Debt Securities of any series before exercising any right or power under the indenture at the request of the holders. (Section 603) The indenture provides that no holder of any Debt Securities of any series may institute any proceeding, judicial or otherwise, to enforce the indenture except, among other things, where the trustee has, for 60 days after it is given notice of default, failed to act, and where there has been both a request to enforce the indenture by the holders of not less than 25% in aggregate principal amount of the then outstanding Debt Securities of that series and an offer of reasonable indemnity to the trustee. (Section 507) This provision will not prevent any holder of Debt Securities from enforcing payment of the principal thereof and premium, if any, and interest thereon at their due dates. (Section 508) The holders of a majority in aggregate principal amount of the Debt Securities of any series then outstanding may direct the time, method and place of conducting any proceedings for any remedy available to the trustee or exercising any trust or power conferred on it for the Debt Securities of that series. However, the trustee may refuse to follow any direction that conflicts with law or the indenture or which would be unjustly prejudicial to the other holders. (Section 512)

The indenture provides that the trustee will, within 90 days after the occurrence of a default on any series of Debt Securities known to it, give to the holders of that series notice of the default if not cured or waived. Except in the case of a default in the payment of principal of, any premium, or interest on, any Debt Securities, the trustee shall be protected in withholding such notice if it determines in good faith that doing so is in the holders’ interests. (Section 602)

Discharge and Defeasance

The indenture provides that we may specify that, for Debt Securities of a certain series, we will be discharged from any and all obligations regarding those Debt Securities if we irrevocably deposit with the trustee, in trust, money and/or U.S. government obligations which through the payment of interest and principal will provide enough money to pay any installment of principal, any premium, and, any interest, and any mandatory sinking fund payments of such Debt Securities on their stated maturity in accordance with the terms of the indenture and the Debt Securities. A trust may only be established if it would not cause the Debt Securities of a series listed on any nationally recognized securities exchange to be de-listed. Establishment of a trust may be conditioned on our delivery to the trustee of an opinion of counsel, who may be our counsel, to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the United States Internal Revenue Service, a defeasance and discharge will not be deemed, or result in, a taxable event to holders of the Debt Securities. (Section 1301) Defeasance, however, will not end our obligations to register the transfer or exchange of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and hold monies for payment in trust and, if so specified for Debt Securities of a certain series, to pay the principal of and premium, if any, and interest, if any, on those Debt Securities.

Trustees’ Relationship with Issuer

The Bank of New York Mellon Trust Company, N.A. acts as trustee for our Medium-Term Notes Series G.

Deutsche Bank Trust Company Americas acts as depositary for our funds and performs other services for us in the normal course of business. It also acts as trustee for our 6.00% Notes due 2018, 5.75% Notes due 2019, 4.625% Notes due 2020, 3.625% Notes due 2021, 4.25% Notes due 2021, 2.80% Notes due 2023, 6.50% Notes due 2028, 5.60% Notes due 2036, 4.90% Notes due 2041 and 4.15% Notes due 2043.

DESCRIPTION OF COMMON STOCK

The following description of certain terms of our Common Stock does not purport to be complete and is qualified in its entirety by reference to our restated certificate of incorporation, our bylaws and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). For more information on how you can obtain our restated certificate of incorporation and our bylaws, see “Where You Can Find More Information” on page 1 of this prospectus. We urge you to read our restated certificate of incorporation and our bylaws in their entirety.

Our restated certificate of incorporation provides that we are authorized to issue up to 1,800,000,000 shares of Common Stock. As of January 31, 2017, we had outstanding 864,574,051 shares of Common Stock. Our Common Stock is listed on the New York Stock Exchange under the ticker symbol “DD.”

Voting Rights. The holders of Common Stock are entitled to one vote for each share held of record on all matters to the exclusion of all other stockholders except as specifically stated in our restated certificate of incorporation. All corporate actions, other than the election of directors, are decided by a plurality vote by holders of our Common Stock.

Quorum. The holders of our Common Stock entitled to cast a majority of votes at a stockholders’ meeting constitute a quorum at such meeting.

Election of Directors. Directors are generally elected by a majority of the votes cast by holders of our Common Stock. However, directors are elected by a plurality of the votes cast by holders of our Common Stock in the case of elections held at a stockholders’ meeting for which our corporate secretary has received a notice or otherwise has become aware, prior to such meeting, that a holder of our Common Stock has nominated a person for election to our board of directors. A majority of the votes cast means that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election. Abstentions and broker non-votes are not counted as votes cast either “for” or “against” a director’s election.

Dividends and Liquidation Rights. Holders of Common Stock are entitled to dividends as may be declared by our board of directors whenever full accumulated dividends for all past dividend periods and for the current dividend period have been paid, or declared and set apart for payment, on the then outstanding preferred stock. Upon liquidation, dissolution or winding-up of our company, whether voluntary or involuntary, our remaining assets and funds will be divided and paid to holders of our Common Stock according to their respective shares after payments have been made to holders of our preferred stock.

Our restated certificate of incorporation provides that we are authorized to issue up to 23,000,000 shares of preferred stock, without par value, of which 1,688,850 shares are designated as $4.50 Series preferred stock and 700,000 shares are designated as $3.50 Series preferred stock. As of January 31, 2017, we had outstanding 1,672,594 shares of $4.50 Series preferred stock and 700,000 shares of $3.50 Series preferred stock. Our $4.50 Series preferred stock and $3.50 Series preferred stock are each listed on the New York Stock Exchange under the ticker symbols “DDPRB” and “DDPRA”, respectively.

Miscellaneous. The shares of our Common Stock offered hereby will be fully paid and non-assessable upon issuance and payment therefor. Holders of Common Stock do not have any preemptive rights to subscribe for any additional shares of capital stock or other obligations convertible into or exercisable for shares of capital stock that we may issue in the future. There are no redemption or sinking fund provisions applicable to our Common Stock.

The transfer agent and registrar for our Common Stock is Computershare Trust Company, N.A., telephone (888) 983-8766.

Anti-Takeover Considerations

The DGCL, our restated certificate of incorporation and our bylaws contain provisions that could serve to discourage or to make more difficult a change in control of us without the support of our board of directors or without meeting various other conditions.

Undesignated Preferred Stock

Our restated certificate of incorporation gives our board of directors the ability to authorize undesignated preferred stock which will make it possible for our board of directors to issue preferred stock with superior voting, special approval, dividend or other rights or preferences on a discriminatory basis.

Extraordinary Corporate Transactions

Delaware law provides that the holders of a majority of the shares entitled to vote must approve any fundamental corporate transactions such as mergers, sales of all or substantially all of a corporation’s assets, dissolutions, etc.

State Takeover Legislation

Section 203 of the DGCL, in general, prohibits a business combination between a corporation and an interested stockholder within three years of the time such stockholder became an interested stockholder, unless (a) prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (b) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans, or (c) at or subsequent to such time, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders’ meeting of at least 66 2 / 3 % of the outstanding voting stock which is not owned by the interested stockholder.

Rights of Dissenting Stockholders

Delaware law does not afford appraisal rights in a merger transaction to holders of shares that are either listed on a national securities exchange or held of record by more than 2,000 stockholders, provided that such shares will be converted into stock of the surviving corporation or another corporation, which corporation in either case must also be listed on a national securities exchange or held of record by more than 2,000 stockholders. In addition, Delaware law denies appraisal rights to stockholders of the surviving corporation in a merger if the surviving corporation’s stockholders were not required to approve the merger pursuant to Section 251(f) of the DGCL.

Cumulative Voting

Delaware law permits stockholders to cumulate their votes and either cast them for one candidate or distribute them among two or more candidates in the election of directors only if expressly authorized in a corporation’s certificate of incorporation. Our restated certificate of incorporation does not authorize cumulative voting.

Removal of Directors

Delaware law provides that, except in the case of a classified board of directors or where cumulative voting applies, a director, or the entire board of directors, of a corporation may be removed, with or without cause, by the affirmative vote of a majority of the shares of the corporation entitled to vote at an election of directors. Our restated certificate of incorporation does not provide otherwise and thus permits removal of directors, with or without cause, by the affirmative vote of a majority of the shares entitled to vote at an election of directors.

Vacancies

Delaware law provides that vacancies and newly created directorships resulting from a resignation or any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, unless the governing documents of a corporation provide otherwise. Our restated certificate of incorporation and our bylaws provide that vacancies occurring in our board of directors for any cause may be filled by vote of a majority of our whole board of directors. The remaining directors may elect a successor to hold office for the unexpired term of the director whose place is vacant and until the election of his successor.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice in writing. To be timely, a stockholder’s notice generally must be delivered to or mailed and received at the principal executive offices of the company (x) not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day that is within 30 days before or after the anniversary of the previous year’s annual meeting; and (y) with respect to any other annual meeting of stockholders, the close of business on the 10th day following the date of public disclosure of the date of such meeting. The bylaws also specify certain requirements as to the form and content of a stockholder’s notice.

UNITED STATES FEDERAL TAXATION

The following summary describes the material United States federal income and certain estate tax consequences of ownership and disposition of the Debt Securities. The applicable prospectus supplement will provide, if appropriate, a discussion of the material United States federal income tax considerations applicable to the ownership and disposition of the Common Stock. This summary provides general information only and is directed solely to original beneficial owners purchasing Debt Securities at the “issue price,” that is, the first price at which a substantial amount of Debt Securities is sold to the public (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the “Code”), existing administrative pronouncements and judicial decisions, existing and proposed Treasury Regulations currently in effect, and interpretations of the foregoing, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein, possibly with retroactive effect. This summary deals only with Debt Securities held as capital assets within the meaning of Section 1221 of the Code. This summary does not discuss all of the tax consequences that may be relevant to a beneficial owner in light of his particular circumstances or to beneficial owners subject to special rules, such as certain financial institutions, insurance companies, dealers in securities, persons holding Debt Securities in connection with a hedging transaction, “straddle,” conversion transaction or other integrated transaction or persons who have ceased to be United States citizens or to be taxed as resident aliens. Persons considering the purchase of Debt Securities should consult their own tax advisors with regard to the application of the United States federal income and estate tax laws to their particular situations, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Tax Consequences to United States Persons

For purposes of the following discussion, “United States person” means a beneficial owner of the Debt Securities that is, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation for United States federal income tax purposes created or organized in or under the laws of the United States, any State or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust (A) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (B) that has made a valid election to continue to be treated as a United States person for United States federal income tax purposes. Partnerships are subject to special tax rules and should contact their own tax advisors.

Payments of Interest

Interest on the Debt Securities will generally be taxable to a United States person as ordinary interest income at the time it is accrued or is received in accordance with the United States person’s method of accounting for tax purposes.

Sale, Exchange or Retirement of the Debt Securities

Upon the sale, exchange or retirement of the Debt Securities, a United States person will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the United States person’s adjusted tax basis in the Debt Securities. For these purposes, the amount realized does not include any amount attributable to accrued but unpaid interest on the Debt Securities. Amounts attributable to accrued but unpaid interest are treated as interest as described under “Payments of Interest” above. A United States person’s adjusted tax basis in the Debt Securities generally will equal the cost of the Debt Securities to the United States person.

In general, gain or loss realized on the sale, exchange or redemption of the Debt Securities will be capital gain or loss. Prospective investors should consult their own tax advisors regarding the treatment of capital gains (which may be taxed at lower rates than ordinary income for taxpayers who are individuals, trusts or estates) and losses (the deductibility of which is subject to limitations).

Backup Withholding and Information Reporting

Backup withholding and information reporting requirements may apply to certain payments of principal, premium and interest on the Debt Securities, and to payments of proceeds of the sale or redemption of the Debt Securities, to certain non-corporate United States persons. We, our agent, a broker, or any paying agent, as the case may be, will be required to withhold from any payment a tax at a rate currently equal to 28 percent of such payment if the United States person fails to furnish or certify its correct taxpayer identification number to the payor in the manner required, fails to certify that such United States person is not subject to backup withholding, or otherwise fails to comply with the applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules from a payment to a United States person may be credited against such United States person’s United States federal income tax and may entitle such United States person to a refund, provided that the required information is furnished to the Internal Revenue Service.

Tax Consequences to Non-United States Persons

As used herein, the term “non-United States person” means a beneficial owner of the Debt Securities that is not a United States person.

Income and Withholding Tax

Subject to the discussion of backup withholding and the Foreign Account Tax Compliance Act below:

(a) Payments of principal and interest on the Debt Securities that are beneficially owned by a non-United States person will not be subject to United States federal withholding tax; provided , that in the case of interest, (1)(i) the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) the beneficial owner is not a controlled foreign corporation that is related, directly or indirectly, to us through stock ownership, (iii) the beneficial owner of the Debt Securities is not a bank whose receipt of interest is described in Section 881(c)(3)(A) of the Code; and (iv) either (A) the beneficial owner of the Debt Securities provides an IRS Form W-8BEN or W-8BEN-E (or successor forms) certifying to the person otherwise required to withhold United States federal income tax from such interest, under penalties of perjury, that it is not a United States person and provides its name and address and other information regarding its status or (B) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business (a “financial institution”) and holds an interest in the Debt Securities certifies to the person otherwise required to withhold United States federal income tax from such interest, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof; (2) the beneficial owner is entitled to the benefits of an income tax treaty under which the interest is exempt from United States federal withholding tax and the beneficial owner of the Debt Securities or such owner’s agent provides an IRS Form W-8 BEN (or successor form) claiming the exemption; or (3) the beneficial owner conducts a trade or business in the United States to which the interest is effectively connected and the beneficial owner of the Debt Securities or such owner’s agent provides an IRS Form W-8 ECI (or successor form) provided that in each such case, the relevant certification or IRS Form is delivered pursuant to applicable procedures and is properly transmitted to the person otherwise required to withhold United States federal income tax, and none of the persons receiving the relevant certification or IRS Form has actual knowledge that the certification or any statement on the IRS Form is false. The Forms W-8 ECI, W-8BEN and W-8BEN-E must be periodically updated.

(b) A non-United States person will not be subject to United States federal withholding tax on any gain realized on the sale, exchange or other disposition of the Debt Securities unless the gain is effectively connected with the beneficial owner’s trade or business in the United States or, in the case of an individual, the beneficial owner is present in the United States for 183 days or more in the taxable year in which the sale, exchange or other disposition occurs and certain other conditions are met, or the non-United States person is subject to United States tax under provisions applicable to certain United States expatriates.

(c) The Debt Securities owned by an individual who at the time of death is not, for United States estate tax purposes, a citizen or resident of the United States generally will not be subject to United States federal estate tax as a result of such individual’s death if the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote and, at the time of such individual’s death the income on the Debt Securities would not have been effectively connected with a United States trade or business of the individual.

If a non-United States person owning the Debt Securities is engaged in a trade or business in the United States, and if interest on the Debt Securities (or gain realized on its sale, exchange or other disposition) is effectively connected with the conduct of such trade or business, such owner, although exempt from the withholding tax discussed in the preceding paragraphs, will generally be subject to regular United States income tax on such effectively connected income in the same manner as if it were a United States person. In addition, if such owner is a foreign corporation, it may be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest on, and any gain recognized on the sale, exchange or other disposition of, the Debt Securities will be included in the effectively connected earnings and profits of such owner if such interest or gain, as the case may be, is effectively connected with the conduct by such owner of a trade or business in the United States.

Each owner of the Debt Securities should be aware that if it does not properly provide the required IRS form, or if the IRS form (or, if permissible, a copy of such form) is not properly transmitted to and received by the United States person otherwise required to withhold United States federal income tax, interest on the Debt Securities may be subject to United States withholding tax at a 30% rate or a lower applicable treaty rate. Such tax, however, may in certain circumstances be allowed as a refund or as a credit against such owner’s United States federal income tax. The foregoing does not deal with all aspects of federal income tax withholding that may be relevant to foreign owners of the Debt Securities. Investors are advised to consult their own tax advisors for specific advice concerning the ownership and disposition of Debt Securities.

Backup Withholding and Information Reporting

Under current Treasury Regulations, backup withholding (imposed at a rate currently equal to 28 percent) will not apply to payments made by us or a paying agent to an owner in respect of the Debt Securities if the certifications described above are received, provided in each case that we or the paying agent, as the case may be, does not have actual knowledge that the payee is a United States person.

Backup withholding is not a separate tax, but is allowed as a refund or credit against the owner’s United States federal income tax, provided the necessary information is furnished to the Internal Revenue Service.

Interest on the Debt Securities that is beneficially owned by a non-United States person will be reported annually by us or a paying agent on IRS Form 1042S, which must be filed with the Internal Revenue Service and furnished to such beneficial owner.

The United States federal income tax discussion set forth above is included for general information only and may not be applicable depending upon an owner’s particular situation. Owners should consult their own tax advisors with respect to the tax consequences to them of the ownership and disposition of the Debt Securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

The Foreign Account Tax Compliance Act (FATCA)

Under the Foreign Account Tax Compliance Act (“FATCA”), foreign financial institutions (which generally include hedge funds, private equity funds, mutual funds, securitization vehicles and other investment vehicles regardless of their size) that are not otherwise exempt from FATCA must comply with information reporting rules with respect to their United States account holders and investors or, regardless of the treatment of payments on the Debt Securities under the general income tax rules applicable to non-United States persons that are discussed above, confront a separate withholding tax. Specifically, FATCA requires that each foreign financial institution enter into an agreement with the United States government to collect and provide the IRS substantial information regarding United States account holders of such foreign financial institution, comply with the terms of an applicable intergovernmental agreement between the United States and such foreign financial institution’s jurisdiction of formation (“IGA”), or establish an exemption from FATCA. Additionally, FATCA requires certain foreign entities that are not financial institutions to provide the withholding agent with a certification identifying the substantial United States owners of such foreign entity.

A foreign financial institution or other foreign entity that does not comply with the FATCA reporting requirements is subject to a 30% withholding tax with respect to any “withholdable payments.” For this purpose, “withholdable payments” include interest paid on the Debt Securities and the entire gross proceeds from the sale of the Debt Securities. FATCA withholding on gross proceeds generally will apply to payments of gross proceeds made after December 31, 2018. The FATCA withholding tax applies regardless of whether payments with respect to the Debt Securities would otherwise be exempt from United States nonresident withholding tax (e.g., under an income tax treaty or as gain from a sale or other disposition). FATCA withholding does not apply to withholdable payments made directly to foreign governments, international organizations, foreign central banks of issue and individuals, and the Treasury is authorized to provide additional exceptions.

The United States has entered into, and continues to negotiate IGA with a large number of jurisdictions to facilitate the implementation of FATCA. The application of FATCA’s information reporting and withholding requirements with respect to foreign financial institutions resident in jurisdictions that have entered into IGA may differ significantly from the generally applicable FATCA requirements. In addition, special transition rules apply to the implementation of FATCA reporting and withholding in such jurisdictions.

The FATCA provisions are particularly complex, and their application remains uncertain. Prospective investors should consult their own tax advisors regarding how these rules may apply in their particular circumstances.

PLAN OF DISTRIBUTION

Debt Securities

We may sell the Debt Securities in and outside the United States (a) through underwriters or dealers, (b) directly to purchasers or (c) through agents. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the purchase price from us of the Securities;

•	the net proceeds to us from the sale of the Securities;

•	any delayed delivery arrangements;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

If we use underwriters in the sale, the underwriters will acquire the Debt Securities for their own account. The underwriters may resell the Securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer Securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the Securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered Securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the Securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered Securities sold for their account may be reclaimed by the syndicate if those offered Securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered Securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

If we use dealers in the sale of Securities, we will sell the Securities to them as principals. They may then resell those Securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

We may sell the Securities directly. In that case, no underwriters or agents would be involved. We may also sell the Securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered Securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the Securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those Securities. We will describe the terms of any such sales in the prospectus supplement.

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase Securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

We may enter into agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Common Stock

We may sell the Common Stock offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to purchasers;

•	to or through underwriters or dealers;

•	through agents; or

•	through a combination of any of these methods.

In addition, the manner in which we may sell some or all of the Common Stock covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the Common Stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of Common Stock received from us to close out its short positions;

•	sell short shares of Common Stock and redeliver such shares to close out our short positions;

•	enter into option or other types of transactions that require us to deliver Common Stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the Common Stock under this prospectus; or

•	loan or pledge the Common Stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell Common Stock not covered by this prospectus to third parties, in privately negotiated transactions. In connection with such a transaction, the third parties may sell Common Stock covered by and pursuant to this prospectus. If so, the third party may use Common Stock borrowed from us or others to settle such sales, and may use Common Stock received from us to close out any related short positions. We may also loan or pledge Common Stock covered by this prospectus to third parties, who may sell the loaned Common Stock or, in an event of default in the case of a pledge, sell the pledged Common Stock pursuant to this prospectus.

The prospectus supplement with respect to an offering of Common Stock pursuant to this prospectus will state the terms of such offering, including:

•	the name or names of any underwriters or agents and the amounts of Common Stock underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the Common Stock and the net proceeds to be received by us from the sale;

•	any delayed delivery arrangements;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any discounts or concessions allowed or re-allowed or paid to dealers.

The offer and sale of Common Stock described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale, including in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Underwriters, Agents and Dealers

If we use underwriters in the sale, the underwriters will acquire the offered Common Stock for their own account. The underwriters may resell the offered Common Stock in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market prices or at negotiated prices. We may offer the Common Stock to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering of Common Stock will be named in the applicable prospectus supplement. Unless otherwise specified in connection with any particular offering of Common Stock, the obligations of the underwriters to purchase the offered Common Stock will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the Common Stock offered if any of the Common Stock is purchased, unless otherwise specified in connection with any particular offering of Common Stock. Any initial offering price and any discounts or concessions allowed, re-allowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered Common Stock. Unless otherwise specified in connection with any particular offering of Common Stock, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.

We may sell the offered Common Stock to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. Dealers may then resell such Common Stock to the public either at varying prices to be determined by the dealers or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Alternately, we may choose to sell the offered Common Stock directly. In this case, no underwriters, agents or dealers would be involved.

We may authorize underwriters, agents or dealers to solicit certain institutional investors to purchase offered Common Stock on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations. We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

We may enter into agreements with underwriters, agents or dealers to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments that the agents, dealers or underwriters may be required to make. Underwriters, agents and dealers, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of their businesses.

Market Making, Stabilization and Other Transactions

Our Common Stock is listed for trading on the New York Stock Exchange. In connection with any offering of Common Stock, the underwriters may purchase and sell shares of Common Stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of Common Stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the Common Stock.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Common Stock originally sold by the syndicate member is purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Common Stock to be higher than it would otherwise be in the absence of such transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

Any public offering price and any discounts, commissions, concessions or other items constituting compensation paid, allowed or re-allowed to underwriters, agents or dealers may be changed from time to time. Underwriters, agents or dealers that participate in the distribution of the offered Common Stock may be “underwriters” as defined in the Securities Act. Any commissions, fees or discounts they receive from us and any profits they receive on the resale of the offered Common Stock may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers, and describe any commissions, fees or discounts that they receive from us, in the applicable prospectus supplement.

LEGAL OPINION

Stacy Fox, our Senior Vice President and General Counsel, or another of our lawyers, will issue an opinion about the legality of the offered Securities for us. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.